SCHEDULE 14A

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INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Pericom Semiconductor Corporation

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PERICOM SEMICONDUCTOR CORPORATION
1545 Barber Lane
Milpitas, California 95035

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on December 4, 2014

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of Pericom Semiconductor Corporation, a California corporation (the “Company”) will be held on December 4, 2014 at 3:00 p.m., California time, at the Company’s premises, 1545 Barber Lane, Milpitas, California 95035, for the following purposes:

1.	To elect the following six (6) nominees to serve as members of the Board of Directors of the Company to serve for the ensuing year and until their successors are elected and qualified: Alex Chiming Hui, Chi-Hung (John) Hui, Ph.D., John C. East, Hau L. Lee, Ph.D., Michael J. Sophie, and Siu-Weng Simon Wong, Ph.D.

2.	To approve the Company’s 2014 Stock Award and Incentive Compensation Plan.

3.	To ratify the appointment of Burr Pilger Mayer, Inc. as the independent registered public accounting firm for the Company for the fiscal year 2015.

4.	Advisory approval of the Company’s executive compensation.

5.	To transact such other business as may properly come before the meeting.

The foregoing items of business, including the nominees for directors, are more fully described in the Proxy Statement which is attached and made a part hereof.

The Board of Directors has fixed the close of business on October 7, 2014, as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

FOR THE BOARD OF DIRECTORS

Chi-Hung (John) Hui, Ph.D. Senior Vice President, Research and Development and Secretary

Milpitas, California
Dated: October 17, 2014

YOUR VOTE IS IMPORTANT

To ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the accompanying envelope. If you attend the meeting, you may vote in person even if you returned a proxy. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

PERICOM SEMICONDUCTOR CORPORATION
1545 Barber Lane
Milpitas, California 95035

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

These proxy materials are provided in connection with the solicitation of proxies by Pericom Semiconductor Corporation (the “Company” or “Pericom”) on behalf of its Board of Directors for use at the Annual Meeting of Shareholders to be held on December 4, 2014, at 3:00 p.m., California time (the “Annual Meeting”), or at any adjournment or postponement thereof. The Annual Meeting will be held at the Company’s premises, 1545 Barber Lane, Milpitas, California 95035.

These Proxy materials and the Company’s 2014 Annual Report are first being mailed to shareholders on or about October 17, 2014.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on December 4, 2014.

The proxy statement, form of proxy, and 2014 Annual Report to Shareholders are available electronically at http://www.edocumentview.com/PSEM. Directions to the meeting location at 1545 Barber Lane, Milpitas, California, are set forth at www.pericom.com under the “Contact Us” link.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to the Company (to the attention of Chi-Hung (John) Hui, Ph.D., Senior Vice President, Research and Development and Secretary) a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Record Date, Share Ownership and Quorum

Shareholders of record at the close of business on October 7, 2014 are entitled to vote at the Annual Meeting. At the record date, 21,951,823 shares of the Company’s Common Stock, no par value (the “Common Stock”) were issued and outstanding. The presence of a majority of these shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting.

Voting and Solicitation

Holders of Common Stock are entitled to one vote for each share held.

If your shares were registered as of the record date directly in your name with our transfer agent, you are considered the “record owner” of those shares, and the Company is sending the proxy materials and proxy card directly to you. As the record owner, you have the right to vote in person at the meeting. If you choose to do so, you can bring the enclosed proxy card or vote using the ballot provided at the meeting. Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance, as described in the proxy card, so that your vote will be counted if you later decide not to attend the Annual Meeting.

Most shareholders of the Company hold their shares through a broker, bank or other nominee (that is, in “street name”) rather than directly in their personal names registered with the transfer agent. If you held your shares in street name as of the record date, you are a “beneficial holder,” and the proxy materials are being forwarded to you by your broker, bank or other nominee together with a voting instruction card. Because a beneficial holder is not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, bank or other nominee that holds your shares, giving you the right to vote the shares at the meeting. Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance, as described in the voting instruction form to be sent to you, so that your vote will be counted if you later decide not to attend the Annual Meeting.

The vote required to approve each proposal is as follows:

•	Proposal 1: Directors are elected by a plurality of the votes present in person or represented by proxy and voting. Therefore, the six (6) nominees for director receiving the highest number of affirmative votes will be elected (regardless of the votes cast as “withheld” or shares not voted). Only votes cast “FOR” a nominee will be counted. Unless indicated otherwise by your proxy card, your shares will be voted “FOR ALL” of the six (6) nominees named in Proposal No. 1 in this Proxy Statement. Instructions on the accompanying proxy card to withhold authority to vote for one or more of the nominees will result in those nominees receiving fewer votes but will not count as a vote “AGAINST” the nominees. Abstentions and broker non-votes will also result in those nominees receiving fewer votes but will not count as a vote “AGAINST” the nominees.

•	Proposals 2, 3 and 4: To be approved, a majority of those shares present (in person or represented by proxy) and entitled to vote, shall be required to approve Proposal 2 (approval of the 2014 Stock Award and Incentive Compensation Plan), Proposal 3 (ratification of auditors) and Proposal 4 (advisory approval of the Company’s executive compensation), provided a quorum is present. Under California law, to achieve approval for Proposals 2, 3 and 4, the affirmative votes must also constitute at least a majority of the minimum number of shares required to establish a quorum.

•	Under California law, abstentions and broker non-votes are not counted as shares present and voting on a particular proposal, and thus will not directly affect the voting outcome on any proposal. However, abstentions and/or broker non-votes could have the indirect effect of defeating Proposals 2, 3 and 4 if the affirmative votes cast comprise a majority of the votes present and voting, but are less than a majority of the minimum number of shares required to establish a quorum.

•	Also, a broker or other nominee that is a member of a securities exchange is prohibited from voting on Proposals 1, 2 or 4 unless the broker or other nominee receives specific voting instructions from the beneficial holder of the shares. Brokers are permitted to vote on routine matters, such as ratification of auditors, without voting instructions from beneficial owners. We encourage all beneficial holders to vote by promptly returning to their brokers or other nominees the voting instruction form they receive from their nominees. Thus, if you do not give your broker specific instructions on Proposals 1, 2 and 4, your shares may be treated as “broker non-votes” and may not be voted on this matter, although they will count for purposes of determining whether a quorum exists.

An automated system administered by the Company’s transfer agent will tabulate votes cast by proxy at the meeting, and the inspector of elections appointed for the meeting will tabulate votes cast in person at the meeting.

The Company will bear the cost of soliciting proxies. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile, electronic mail or personal solicitation by directors, officers or other regular employees of the Company or, at the Company’s request, a private proxy solicitation firm. No additional compensation will be paid to the Company’s directors, officers or other regular employees for such services. The Company does not currently anticipate a proxy solicitation effort.

Householding of Annual Meeting Materials

Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one (1) copy of the Proxy Statement and annual report may have been sent to multiple shareholders in a shareholder’s household. The Company will promptly deliver a separate copy of either document to any shareholder who contacts the Company’s investor relations department at (408) 232-9100, or by mail to Investor Relations Department, Pericom Semiconductor Corporation, 1545 Barber Lane, Milpitas, California 95035, requesting such copies. If a shareholder is receiving multiple copies of the Proxy Statement and annual report at the shareholder’s household and would like to receive a single copy of the proxy statement and annual report for a shareholder’s household in the future, shareholders should contact their broker, other nominee record holder, or the Company’s investor relations department to request mailing of a single copy of the proxy statement and annual report.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Pursuant to the Bylaws of the Company, our Board of Directors has fixed the authorized number of directors at six. Six directors will be elected at the Annual Meeting. Each of the nominees named below currently serves as a director of the Company, and each such nominee has consented to being named in this proxy statement and, if elected as a director of the Company, to serve until his term expires.

The six nominees receiving the highest number of affirmative votes will be elected as directors. Unless otherwise instructed, the proxy holders will vote the proxies they receive for the six nominees of the Board of Directors named below. In the event that any nominee of the Board is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director, but if such unexpected event occurs, the proxy holders intend to vote all proxies received by them for such substitute nominee(s) as our Board of Directors may propose.

The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until his successor has been elected and qualified.

Set forth below are the names, ages, committee memberships and certain biographical information relating to the director nominees as of October 7, 2014.

The Board of Directors recommends a vote FOR the nominees listed below.

Name of Nominee	Age	Principal Occupation	Director Since
Alex Chiming Hui	57	Chief Executive Officer, President and Chairman of the Board of Directors	1990
Chi-Hung (John) Hui, Ph.D.	59	Senior Vice President, Research and Development and Director	1990
John C. East (1),(3)	69	Director	2013
Hau L. Lee, Ph.D. (1),(3)	61	Director	1999
Michael J. Sophie (1),(2),(3)	57	Director	2008
Siu-Weng Simon Wong, Ph.D. (2)	60	Director	2006

(1)	Member of Audit Committee.

(2)	Member of Nominating and Corporate Governance Committee.

(3)	Member of Compensation Committee

Mr. Alex Chiming Hui has been Chief Executive Officer, President and a director of the Company since its inception in June 1990, and was elected Chairman of the Board of Directors of the Company in July 1999.

Mr. Hui is also the Chief Executive Officer of several of the Company’s wholly-owned subsidiaries, including PSE Technology Corporation, Pericom Asia Limited, PSE Technology (Shandong) Corporation and Pericom Technology (Yangzhou) Corporation. He serves as a director of two other wholly-owned subsidiaries, Pericom Global Limited and Pericom International Limited. From August 1982 to May 1990, Mr. Hui was employed by LSI Logic Corporation, most recently as its Director of Advanced Development. From August 1980 to July 1982, Mr. Hui was a member of the technical staff of Hewlett Packard Company. Mr. Hui holds a B.S.E.E. from the Massachusetts Institute of Technology and an M.S.E.E. from the University of California at Los Angeles.

The Board of Directors has concluded that Mr. Hui should serve as Chairman of the Board of Directors of the Company because of his 25 years working as Chief Executive Officer, 35 years of high tech experience and his educational background.

Dr. Chi-Hung (John) Hui is currently Senior Vice President, Research and Development, a member of the Board of Directors, and Corporate Secretary of the Company. Prior to November 2005, he served as the Company’s Vice President, Technology. He has been a director of the Company since its inception in June 1990. Dr. Hui also serves on the Board of Directors of several of the Company’s wholly-owned subsidiaries, including PSE Technology Corporation, Pericom Global Limited, Pericom International Limited and Pericom Semiconductor (HK) Limited. From August 1987 to June 1990, Dr. Hui was employed by Integrated Device Technology, most recently as Manager of its Research and Development Department. From August 1983 to August 1987, Dr. Hui was a member of the technical staff of Hewlett Packard Company. Dr. Hui holds a B.S.E.E. from Cornell University and an M.S.E.E. and a Ph.D. in Electrical Engineering from the University of California at Berkeley.

The Board of Directors has concluded that Dr. Hui should serve as a director of the Company because of his 33 years of experience in the semiconductor industry covering R&D, product development, supply chain management, and intellectual property. Dr. Hui has served as a senior executive at Pericom for 25 years and is familiar with the company’s strategy, direction and operation. He has served as Board Secretary of the Company for almost 25 years and is experienced with the board’s operation.

Mr. John C. East was appointed as a director in April 2013. Mr. East retired from Actel Corporation, a public company, in November 2010 in conjunction with the transaction in which Actel was purchased by Microsemi Corporation. He had served as the CEO of Actel for 22 years at the time of his retirement. Previously, he was a senior vice president of AMD, where he was responsible for the Logic Products Group. Prior to that, Mr. East held various engineering, marketing, and management positions at Raytheon Semiconductor and Fairchild Semiconductor. In the past he has served on the boards of directors of Adaptec and Zehntel (both public companies), and MCC and Single Chip Systems (both private companies). Since 2006 he has served on the board of directors of Alacritech, a private high-tech company involved in the data storage market, and in September 2014 he was appointed to the board of Atrenta, a private company that develops design tools to be used by integrated circuit designers. He holds a BS in Electrical Engineering and an MBA from the University of California, Berkeley.

The Board of Directors has concluded that Mr. East should serve as a director of the Company because of his long experience as CEO of a public company, his work in and knowledge of the semiconductor industry, and his experience in serving as a director for two public and three private companies.

Dr. Hau L. Lee has been a director since July 1999. From February 1997 through June 2002 Dr. Lee was the Kleiner Perkins, Mayfield, Sequoia Capital Professor in the Department of Industrial Engineering and Engineering Management at Stanford University, and from July 2002 through the present has been the Thoma Professor of Operations, Information and Technology Management at the Graduate School of Business at Stanford University. He is the founding and current director of the Stanford Global Supply Chain Management Forum, and has consulted extensively for companies such as Hewlett Packard, Cisco, Nokia, IBM, Xilinx Corporation, Motorola and Accenture. In 2010, he was elected to the National Academy of Engineering. Dr. Lee is a graduate of the University of Hong Kong and earned his M.S. in Operational Research from the London School of Economics and his M.S. and Ph.D. degrees in Operations Research from the Wharton School at the University of Pennsylvania.

From 2000-2002, Dr. Lee was on the board of Manugistics, a public NASDAQ company of supply chain planning software systems. From 2004-2010, Dr. Lee was on the board of Integrated Distribution Services Group Limited (“IDS”), a public distribution and logistics services company based in Hong Kong, where he was a member of the Compensation and Nominating Committees. Dr. Lee was also an Audit Committee Member for IDS from 2004 to 2008. Dr. Lee has served as a Director for Esquel (a private company) from

2001 to present. Since 2011, he has been a Director of 1010 Printing, a public printing company based in Hong Kong. Since 2012, he has been a Director of Synnex, a public company engaged in business process services based in California, where he is a member of the Audit Committee. He has been Chairman of the Board of Rapture World Ltd (a private company) since 2010. In May 2014, Dr. Lee became a director and member of the Audit Committee of Frontier Services Group, a public company engaged in logistics in Africa, as well as becoming a director and member of the Audit Committee and Compensation Committee of Global Brands Group, a public company engaged in apparel goods distribution in Africa.

The Board of Directors has concluded that Dr. Lee should serve as a director of the Company because of his experience in serving as a director for four public and three private companies. He has been a business professor for 28 years. He has published widely on management science and has been an executive level consultant to many high tech companies. He has co-founded four companies, one of which has gone public.

Mr. Michael J. Sophie has been a director since August 2008. Mr. Sophie has served as a director of NeoPhotonics Corporation (NYSE), a maker of photonic integrated circuit products, since November 2006. Mr. Sophie also served as interim President and Chief Executive Officer of Proxim Wireless Corporation, a provider of wireless broadband technologies, from October 2010 to January 2011.

From March 2003 to January 2007, Mr. Sophie served as director and Audit Committee Chair of McData Corporation (NASDAQ), a provider of storage networking solutions. Mr. Sophie served as director and Audit Committee Chair of BCD Semiconductor (NASDAQ) from July 2004 to November 2007. From October 2007 to December 2007, Mr. Sophie served as director and Audit Committee Chair of Marvell Inc. (NASDAQ), a provider of storage, communications and consumer silicon solutions. Mr. Sophie served as a director and Audit Committee Chair of Alchip Technologies (Taiwan listed) from October 2007 to November 2010.

Mr. Sophie has also served on the Boards of several private companies including Postini Corp. from October 2004 to August 2007, Atrenta, Inc. from October 2007 to June 2008, Sonics, Inc. from December 2006 to June 2013, and SkyCross, Inc. from July 2012 to present.

He was previously employed at UTStarcom, Inc., a global seller of telecommunications hardware and software products, serving as Chief Financial Officer from August 1999 through May 2005, and as Chief Operating Officer from May 2005 through May 2006. Previously, Mr. Sophie held executive positions at P-Com, Inc., a developer of network access systems, from September 1993 to August 1999, including serving as Vice President Finance, Chief Financial Officer and Group President. From 1989 through 1993, Mr. Sophie was Vice President of Finance at Loral Fairchild Corporation, a unit of Loral, a defense electronics and communications company. He holds a B.S. from California State University, Chico and an M.B.A. from the University of Santa Clara.

On May 1, 2008, the SEC issued an order in which UTStarcom, its then CEO, and Mr. Sophie, its former CFO, were ordered to cease and desist from causing or committing violations of federal securities laws described in the order. These laws require filing accurate periodic reports with the SEC, making and keeping accurate books and records, devising and maintaining adequate internal accounting controls, and accurately providing the officer’s certification that must accompany a publicly traded company’s periodic reports. The order stated that the two individuals failed to implement and maintain adequate internal controls and falsely certified that UTStarcom’s financial statements and books and records were accurate, as more fully set forth in the order. Mr. Sophie also agreed to pay a civil fine of $75,000. Mr. Sophie consented to the order without admitting or denying the findings (other than SEC jurisdiction). The order did not prevent Mr. Sophie from serving as an officer or director of a publicly traded company.

The Board of Directors has concluded that Mr. Sophie should serve as a director of the Company because he has over 27 years of comprehensive accounting, finance and operational experience with expertise in audit issues and audit committee practices, improving multi-national operating performance, and establishing sources of financing including public and private placements.

Dr. Siu-Weng Simon Wong. Dr. Siu-Weng Simon Wong has been a director since September 2006. In 1988, he joined Stanford University and is currently a Professor of Electrical Engineering. Dr. Wong is a

Fellow of the IEEE. From 2001 to 2003, Dr. Wong was the CEO of the Hong Kong Applied Science and Technology Research Institute. In 1998, Dr. Wong was a member of the team that founded Atheros Communications, a fabless semiconductor company focusing on WiFi products, which was acquired by Qualcomm in 2011. From 1998 to 2000, he served as the VP of Manufacturing at Atheros. Dr. Wong is an expert in CMOS devices and integrated components for RF operations. He received his Ph.D. from the University of California, Berkeley.

Dr. Wong became a director of NVoLogic Inc. (private company) in August 2010.

The Board of Directors has concluded that Dr. Wong should serve as a director of the Company because of his experience in high tech industries and his education background. He is an expert in CMOS technology and high speed integrated circuits. In addition to extensive academic research accomplishments, he has direct experience in managing industry technology development and product deployment. He has advised technology companies from start-up to public listing or acquisition.

Board Meetings and Committees

The Board of Directors of the Company held six meetings during fiscal year 2014 (“FY 2014”). During the last fiscal year, no director attended fewer than 75% of all the meetings of the Board and its committees on which he served. The Company encourages, but does not require, its Board members to attend the annual shareholders meeting, and three directors attended our annual meeting in 2013.

The Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The Board has determined that a majority of the current Board members who are standing for re-election at the Annual Meeting, Mr. East, Dr. Lee, Mr. Sophie, and Dr. Wong, is “independent” as that term is defined in the listing rules of the NASDAQ Stock Market LLC.

The current members of the Audit Committee are Mr. East, Dr. Lee and Mr. Sophie, who serves as Chairman. The Audit Committee held seven meetings during FY 2014. The primary function of the Audit Committee is to assist the Board of Directors in overseeing management’s conduct of the Company’s (1) financial reporting process, including the financial reports and other financial information provided to the public; (2) systems of internal controls; and (3) annual independent audit of the Company’s financial statements. See “Report of the Audit Committee of the Board of Directors.” The Board adopted and approved a written charter for the Audit Committee in April 2000 and approved an amended and restated charter in July 2004. The Board has determined that all members of the Audit Committee are “independent” as that term is defined in the listing rules of NASDAQ.

The Board of Directors has further determined that Mr. Sophie qualifies as an “audit committee financial expert,” as defined in applicable SEC rules.

The current members of the Compensation Committee are Mr. East, Mr. Sophie and Dr. Lee, who serves as Chairman. The Compensation Committee held four meetings during FY 2014. The Compensation Committee, operating under a written charter, reviews and approves the compensation and benefits for the Company’s executive officers, and administers the Company’s 2004 Stock Incentive Plan, 2001 Stock Incentive Plan, the 1995 Stock Incentive Stock Plan and 2010 Employee Stock Purchase Plan. The Board has determined that all members of the Compensation Committee are “independent” as that term is defined in the listing rules of NASDAQ (including the heightened independence requirements for compensation committee members effective for us as of the Annual Meeting).

The Nominating and Corporate Governance Committee met once in FY 2014. The Nominating and Corporate Governance Committee was formed in October 2001 and operates under a written charter. The current members of the Nominating and Corporate Governance Committee are Mr. Sophie and Dr. Wong, who serves as Chairman. The Board has determined that all members of the Nominating and Corporate Governance Committee are “independent” as that term is defined in the listing rules of NASDAQ. The Nominating and Corporate Governance Committee monitors the size and composition of the Company’s Board of Directors and addresses corporate governance matters. Prior to the Company’s Annual Meeting of Shareholders, the Nominating and Corporate Governance Committee, pursuant to guidelines designed to highlight the necessary qualifications, assists the existing Board in selecting the candidates who will be presented to the Company’s shareholders for election to serve the Company until the next annual meeting.

The Nominating and Corporate Governance Committee considers and makes recommendations to the Board of Directors regarding any shareholder recommendations for candidates to serve on the Board of Directors. However, it has not adopted a formal process for that consideration because it believes that the informal consideration process has been adequate given the historical absence of shareholder proposals. The Nominating and Corporate Governance Committee will review periodically whether a more formal policy should be adopted. Shareholders wishing to recommend candidates for consideration by the Nominating and Corporate Governance Committee may do so by writing to the Secretary of the Company at 1545 Barber Lane, Milpitas, California 95035, providing the candidate’s name, biographical data and qualifications, a document indicating the candidate’s willingness to act if elected, and evidence of the nominating shareholder’s ownership of the Company’s Common Stock at least 120 days prior to the anniversary of the date of mailing of the prior year’s annual proxy materials, to assure time for meaningful consideration by the Nominating and Corporate Governance Committee. A notice recommending that the committee consider a candidate will not be treated as a proposal to bring business before an annual meeting unless the proponent reasonably indicates the latter intention and complies with the advance notice provisions of our bylaws referred to below under “Deadline for Receipt of Shareholder Proposals.” There are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by a shareholder.

In reviewing potential candidates for the Board, the Nominating and Corporate Governance Committee considers the individual’s experience in the semiconductor and related industries, the general business or other experience of the candidate, the needs of the Company for an additional or replacement director, the personality of the candidate, the candidate’s interest in the business of the Company, as well as numerous other subjective criteria. Of greatest importance is the individual’s integrity, willingness to get involved and ability to bring to the Company experience and knowledge in areas that are most beneficial to the Company. Although we do not have a formal diversity policy, the Committee evaluates the mix of characteristics, skills and experience of the directors, including diversity of personal background, perspective and experience, and assesses nominees and potential candidates in the context of the current composition of the Board and the requirements of the Company. The Board intends to continue to evaluate candidates for election to the Board on the basis of the foregoing criteria.

The Board has determined that all members of the Nominating and Corporate Governance Committee are “independent” as that term is defined in the listing rules of NASDAQ.

Access to Corporate Governance Policies

The Board has adopted Corporate Governance Guidelines to address the functioning of the Board and its committees, and to set forth a common set of expectations as to how the Board should carry out its responsibilities. The primary responsibilities of the Board are to provide oversight, counseling and direction to the management of the Company in the interest and for the benefit of the Company’s shareholders, and to oversee the Company’s adherence to corporate standards.

The Company has adopted a Code of Business Conduct and Ethics that applies to, among others, the Company’s principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions, which is designed to qualify as a “code of ethics” within the meaning of SEC rules. Any amendments to or waivers from, any provision of the Code of Business Conduct and Ethics will be promptly disclosed to the public as respectively required by SEC rules and the NASDAQ listing rules. To the extent permitted by such requirements, the Company intends to make such public disclosure by posting the relevant material on its website in accordance with SEC rules.

The Board has adopted Stock Ownership Guidelines for the CEO and outside directors, as part of the Company’s compensation and governance policies. The Chief Executive Officer is expected to own and hold

Pericom common shares having a value of at least five (5) times the officer’s base salary. Individuals serving on the Board of Directors (who are not also employees of Pericom) are expected to own and hold Pericom common shares having a value of at least three (3) times the director’s base cash annual retainer fee set from time to time, without counting additional fees payable for committee positions or committee meeting attendance. Each director is expected to achieve this ownership level within five (5) years after the adoption date (April 26, 2012) or the director’s election date, whichever is later.

The above documents as well as charters of the Company’s Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee are available on the Company’s website at www.pericom.com. Copies of such documents will also be provided to any shareholder upon written request directed to Investor Relations, Pericom Semiconductor Corporation, at 1545 Barber Lane, Milpitas, California 95035.

Communication between Shareholders and Directors

The Company’s Board of Directors currently does not have a formal process for shareholders to send communications to the Board of Directors. Nevertheless, every effort has been made to ensure that the views of shareholders communicated to our Board are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to shareholders on a timely basis. The Board of Directors does not recommend that formal communication procedures be adopted at this time because it believes that informal communications are sufficient to communicate questions, comments and observations that could be useful to the Board. However, shareholders wishing to formally communicate with the Board of Directors may send communications directly to Alex C. Hui, Chairman of the Board, c/o Pericom Semiconductor Corporation, 1545 Barber Lane, Milpitas, California 95035.

Relationships among Directors or Executive Officers

Mr. Hui and Dr. Hui are brothers.

Board Leadership Structure and Role in Risk Management

Board Leadership Structure

Mr. Alex Hui currently serves as the Chairman of the Board of Directors and Chief Executive Officer of the Company. The Board of Directors and its Nominating and Corporate Governance Committee believe that combining the roles of chairman of the board and chief executive officer is appropriate for the Company. Mr. Hui has served in these capacities since 1999. Given Mr. Hui’s experience as a co-founder and President, Chief Executive Officer and director of Pericom for 25 years, and Board Chairman since 1999, the respect which he has earned from employees, business partners and shareholders, as well as other members of the semiconductor industry, and his proven leadership skills, the Board of Directors believes the best interests of the Company’s shareholders are met by Mr. Hui’s continued service in both capacities. The Board of Directors believes Mr. Hui’s fulfillment of both responsibilities encourages clear accountability and effective decision-making, and provides strong leadership for the Company’s employees and other stakeholders.

Furthermore, the Board of Directors believes that the authority of the combined Chairman of the Board of Directors and Chief Executive Officer is appropriately counter-balanced by both the number of independent directors on the Board and the appointment of a lead independent director under policies summarized below.

Lead Independent Director

The Company’s independent directors meet at regularly scheduled executive sessions, without management present.

The independent directors of the Board have established the position of “lead independent director” whose functions include presiding at all meetings at which the chairman is not present, including executive sessions of the independent directors; serving as liaison between the CEO/chairman and the independent directors; reviewing and approving board meeting agendas and schedules; reviewing and approving board meeting materials sent to the board; having the authority to call meetings of the independent directors; communicating and consulting with major shareholders as requested; and performing such other duties as the Board, or the independent directors of the Board, may from time to time delegate to him or her.

The lead independent director is elected by the independent directors and serves for the later of twelve (12) months or until his or her successor is elected. Dr. Hau Lee was elected in August 2013 to serve as the current lead independent director and continues to serve in such capacity.

Risk Management

Our Board of Directors oversees Pericom’s management, which is responsible for the day-to-day issues of risk management. Such oversight is facilitated in large part by the Audit Committee, which receives reports from management, the internal audit team and the Company’s independent registered public accounting firm regarding audit procedures, accounting and financial controls, disclosure controls, financial risk assessment and risk management. The Audit Committee discusses the Company’s major risk exposures and the steps that have been taken to monitor and control such exposures with management. Furthermore, the Board and the Nominating and Corporate Governance Committee monitors the Company’s governance and the composition of the Board, and the Compensation Committee monitors the Company’s compensation policies and related risks. In addition, members of the Company’s management may also report directly to the Board of Directors on significant risk management issues.

Director Compensation

Compensation for non-employee directors during FY 2014 generally consisted of an annual retainer, meeting fees, committee membership fees, initial and annual share-based awards.

Annual Retainer and Committee Membership Fees

Under our non-employee director compensation policy, a non-employee director receives annual retainer and committee member fees as follows:

Type of Fee	Amount
Annual Board Retainer (1)	$30,000
Additional Annual Fee to Chairperson of Audit Committee (2)	20,000
Additional Annual Fee to Chairperson of Compensation Committee (3)	10,000
Additional Annual Fee to Chairperson of Nominating & Governance Committee (4)	6,000
Additional Annual Fee to non-Chairperson Member of Audit Committee (2)	7,500
Additional Annual Fee to Lead Independent Director	4,500
Additional Annual Fee to non-Chairperson Member of Compensation Committee (3)	4,000
Additional Annual Fee to non-Chairperson Member of Nominating & Governance Committee (4)	3,000

(1)	An additional $1,000 per meeting fee will be provided for every meeting exceeding 8 annual meetings.

(2)	A $1,000 per meeting fee will be provided for every meeting exceeding 10 annual meetings.

(3)	A $1,000 per meeting fee will be provided for every meeting exceeding 5 annual meetings.

(4)	A $1,000 per meeting fee will be provided for every meeting exceeding 4 annual meetings.

Share-Based Awards

Under our non-employee director compensation policy, a non-employee director, at the time of his or her election or appointment to the Board receives (i) an initial option grant to purchase 10,000 shares of the Company’s Common Stock (the “Initial Option Grant”), and (ii) an initial grant of 5,000 restricted stock units of the Company’s Common Stock (the “Initial Unit Grant”), both of which vest over 3 years as more fully described below. Each non-employee director, who has been a director for at least 11 months, receives an annual award consisting of (i) an option grant to purchase 4,500 shares of Common Stock (the “Annual Option Grant”), and (ii) a grant of 2,250 restricted stock units, both of which vest after one year. The initial and annual awards described above are granted under, and are subject to, the Company’s 2001 Stock Incentive Plan or 2004 Stock Incentive Plan, and will in the future be granted under the 2014 Stock Award and Incentive Compensation Plan, if that plan is approved by the Company’s shareholders. The exercise price of stock option grants made under the Initial and Annual Option Grant is equal to the closing price of a share of the Company’s Common Stock on the NASDAQ Global Select Market on the date of grant.

A restricted stock unit awarded to our non-employee directors represents a contractual right to receive one share of the Company’s Common Stock if the time-based vesting requirements are satisfied. Subject to the non-employee director’s continued service, the restricted stock units subject to the Initial Unit Grant vest in three substantially equal annual installments on each of the first through third anniversaries of the grant date.

Restricted stock units will generally be paid in an equivalent number of shares of the Company’s Common Stock as they become vested.

The table below summarizes the compensation earned by our non-employee directors during the fiscal year ended June 28, 2014. Mr. Alex Chiming Hui and Dr. Chi-Hung (John) Hui are employees, executive officers, and directors of Pericom. They are not included in the table below because they do not receive any additional compensation for services provided as directors.

Directors Compensation Table for the Fiscal Year Ended June 28, 2014

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)(2)	Total ($)
John C. East	$40,461	$—	$—	$40,461
Hau Lee, Ph.D.	57,218	19,192	20,619	97,029
Michael J. Sophie	63,187	19,192	20,619	102,998
Siu-Wong Simon Wong, Ph.D.	44,163	19,192	20,619	83,974
Edward Y. Yang (3)	24,350	—	—	24,350

(1)	These dollar amounts reflect the aggregate grant date fair value for equity awards in FY 2014 in accordance with FASB ASC Topic 718. Therefore, these amounts do not represent payments actually received by the directors. The assumptions used to calculate the value of the awards are set forth in Note 14 of the Notes to Consolidated Financial Statements in our Form 10-K for the year ended June 28, 2014.

For equity awards granted in FY 2014, the grant dates and fair values computed in accordance with ASC Topic 718 were as follows:

	Grant Date	Stock Awards ($)	Option Awards ($)
H. Lee, M. Sophie and S. Wong	12/5/2013	—	$20,619
H. Lee, M. Sophie and S. Wong	2/11/2014	$19,192	—
J. East and E. Yang	—	—	—

(2)	For these directors, the aggregate number of unvested stock awards and unexercised option awards outstanding at June 28, 2014, were:

	Unvested Stock Awards (# of shs)	Unexercised Option Awards (# of shs)
John C. East	3,330	10,000
Hau Lee, Ph.D.	2,250	48,000
Michael J. Sophie	2,250	29,000
Siu-Weng Simon Wong, Ph.D.	2,250	42,000
E. Yang	—	—

(3)	Mr. Yang served as a director in FY 2014 until the annual meeting in December 2013.

The required vote for Proposal No. 1 is described above under “Information Concerning Solicitation and Voting — Voting and Solicitation.”

The Board of Directors unanimously recommends a vote FOR the election of each of the six director nominees to serve until the next annual meeting of shareholders and until their respective successors are duly elected and qualified.

PROPOSAL NO. 2
APPROVAL OF 2014 STOCK AWARD AND INCENTIVE COMPENSATION PLAN

The Company’s shareholders are being asked to approve the Company’s 2014 Stock Award and Incentive Compensation Plan (the “2014 Plan”). Our Board of Directors approved the 2014 Plan on October 6, 2014, subject to shareholder approval. If approved, the 2014 Plan would become effective on December 4, 2014 and serve as the successor to the Company’s 2004 Stock Incentive Plan (the “2004 Plan”), and no additional equity awards will be granted under the 2004 Plan after the date the 2014 Plan becomes effective. The Board believes that the 2014 Plan is in the best interest of the shareholders and the Company, as it will allow the Company to continue to attract and retain talented and creative employees, directors and consultants who can assist the Company in competing in the marketplace, delivering consistent financial performance and growing shareholder value.

Status of the 2004 Plan

As of September 30, 2014, 2,244,578 shares were subject to outstanding awards granted under the 2004 Plan, and 916,053 shares remained available for any new awards to be granted in the future. If the 2014 Plan is approved by the shareholders, an aggregate of 3 million shares, plus shares that are unissued under the 2004 Plan will be available for issuance pursuant to new awards granted in the future. As of September 30, 2014, 1,554,702 shares were subject to outstanding options granted under the 2004 Plan, and 689,876 shares were subject to outstanding full value awards. As of September 30, 2014, the weighted average term of outstanding options was 5.0 years, and the weighted average exercise or purchase price of outstanding options was $10.04 per share.

Status of the 2001 Plan

As of September 30, 2014, 313,785 shares were subject to outstanding options granted under the Amended and Restated 2001 Stock Incentive Plan (the “2001 Plan”). As of September 30, 2014, the weighted average term of outstanding options under the 2001 Plan was 2.3 years, and the weighted average exercise or purchase price of outstanding options was $12.12 per share. No full value awards are outstanding under the 2001 Plan and new awards may not be made under the 2001 Plan.

The required vote for Proposal No. 2 is described above under “Information Concerning Solicitation and Voting — Voting and Solicitation.”

The Board of Directors unanimously recommends a vote for Proposal No. 2, to approve the Company’s 2014 Stock Award and Incentive Compensation Plan.

Material Terms of the 2014 Plan

The Company is seeking approval of the 2014 Plan so it may continue to offer competitive equity incentive compensation to key employees, directors and consultants.

In addition, to preserve our ability to deduct in full for federal income tax purposes compensation that certain of the Company’s officers may recognize in connection with performance-based awards that may be granted in the future under the 2014 Plan, the shareholders of the Company are being asked to approve certain material terms of the 2014 Plan related to such awards. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally denies a corporate tax deduction for annual compensation exceeding

$1 million paid to the chief executive officer or to any of the three other most highly compensated officers of a publicly held company other than the chief financial officer. However, certain types of compensation, including “performance-based” compensation, are generally excluded from this limit. To enable compensation in connection with awards granted under the 2014 Plan that are contingent on the attainment of performance goals to qualify as “performance-based” within the meaning of Section 162(m) of the Code, the stockholders of the Company are being asked to approve the material terms of the applicable performance criteria. By approving the 2014 Plan, the stockholders will be approving, among other things:

•	the eligibility requirements for participation in the 2014 Plan;

•	the performance criteria upon which awards certain awards of restricted stock, restricted stock units and performance bonus awards may be based;

•	the maximum numbers of shares subject to options, stock appreciation rights, restricted stock and restricted stock units that may be granted to a participant in any calendar year; and

•	the maximum dollar amount that a participant may receive upon settlement of a performance bonus award.

Key Terms of the 2014 Plan at a Glance

The following is a summary of the key provisions of the 2014 Plan:

Plan Term:	From the date the 2014 Plan is approved until the earlier of

(i) October 6, 2024 or (ii) its termination by the Board.

Eligible Participants:	Employees of the Company are eligible to receive each type of award offered under the 2014 Plan, including incentive stock options.

Consultants and directors are eligible to receive awards other than incentive stock options under the 2014 Plan.

Shares Available for Awards:
3,000,000 Shares, plus any unissued or undelivered Shares (i) authorized for grants under the 2004 Plan and (ii) subject to outstanding awards granted under the 2004 Plan that are not issued or delivered to a participant for any reason, subject to adjustments in the event of certain changes in capital adjustments of the Company.

Award Types:	(1) Stock options (“incentive stock options,” within the meaning of Section 422 of the Code, and non-qualified stock options)

(2) Restricted stock

(3) Restricted stock units

(4) Stock appreciation rights

(5) Dividend equivalent rights

(6) Performance-based awards

(7) Performance bonus cash awards

(8) Other stock-based awards

Award Terms:
Awards granted under the 2014 Plan generally have a term of no longer than 10 years from the date of grant, and incentive stock options granted to ten percent owners will have a term of no longer than 5 years.

ISO Limits:	No more than 3,000,000 shares may be issued upon the exercise of incentive stock options granted under the 2014 Plan.

162(m) Share Limits:
Section 162(m) of the Code requires among other things that the maximum number of shares awarded to an individual must be approved by a company’s stockholders in order for the awards granted under a plan to be eligible for treatment as performance-based compensation that will not be subject to the $1 million limitation on tax deductibility for compensation paid to certain specified executive officers. Accordingly, the 2014 Plan limits awards granted to an individual participant in any calendar year to:

(1) No more than 500,000 shares subject to options or stock appreciation rights, provided that an additional one-time grant of up to 250,000 shares may be made to new hires; and

(2) No more than 500,000 shares subject to awards of performance-based restricted stock awards, performance-based restricted stock unit awards, or other similar performance-based awards.

(3) No more than $1,500,000 may be granted in the form of awards payable in cash, including performance bonus awards.

Vesting:	Awards granted to officers may not vest in less than one year. The vesting is otherwise determined by the Administrator within limits set forth in the 2014 Plan.

Not Permitted:	(1) Repricing or reducing the exercise price of an option or stock appreciation right without the approval of the shareholders of the Company.

(2)  Canceling or exchanging, without approval of the shareholders of the Company, any outstanding option or stock appreciation right in consideration for the grant of a cash payment, a new option or stock appreciation right with a lower exercise price, or a new award when the exercise price of the option or stock appreciation right exceeds the fair market value of the underlying shares.

Change in Control:	No single-trigger vesting acceleration.

Request for Approval of 2014 Plan, Dilution and Overhang

If the 2014 Plan is approved by shareholders, an aggregate of 3 million shares plus shares that are unissued under the 2004 Plan will be available for issuance pursuant to new awards under the 2014 Plan in the future. As of September 30, 2014, there are approximately 916,053 shares available for grant under the 2004 Plan. The 2004 Plan contains a fungible share reserve feature. Under this feature, a distinction is made between the number of shares in the reserve attributable to (i) stock options and stock appreciation rights and

(ii) “full value” awards (i.e., stock grants and stock units). Currently, shares granted pursuant to full value awards are counted against authorized shares under the 2004 Plan on a 1.5-to-1 ratio, the fungible share ratio. (Under the 2014 Plan, the fungible share ratio will be 2-to-1.) Recent annual grant levels for the preceding three fiscal years have averaged approximately 204,000 for option grants and approximately 291,000 for full value shares (or an aggregate of 641,000 shares counted against authorized shares) for an average annual burn rate of approximately 3%. The “burn rate” is the ratio of the number of shares underlying awards granted under the 2004 Plan during a fiscal year to the number of the Company’s weighted average common shares outstanding at the corresponding fiscal year-end.

A total of 2,250,000 shares were originally authorized under the 2004 Plan in 2004 and an additional 3,000,000 shares were authorized in 2008. Set forth below is the number of shares available for issuance pursuant to outstanding and future equity awards under all stock incentive plans as of September 30, 2014:

Shares reserved for issuance pursuant to outstanding stock option awards (1)	1,868,487
Shares reserved for issuance pursuant to outstanding restricted share/unit awards	689,876
Shares available for issuance pursuant to future equity awards	916,053
Total shares available for future issuance	3,474,416

(1)	As of September 30, 2014, the 1,868,487 options outstanding had a weighted average exercise price of $10.39 and a weighted average life of 4.5 years.

The above total of 3,474,416 shares represents an overhang of approximately 13.7% based on outstanding shares of common stock as of September 30, 2014. If the 2014 Plan is approved, the additional 3 million shares available for issuance under the 2014 Plan would increase the overhang to 22.8%. The Company calculates “overhang” as the total of (a) shares underlying outstanding awards plus shares available for issuance under future equity awards, divided by (b) the total number of shares outstanding, shares underlying outstanding awards and shares available for issuance under future equity awards. As of September 30, 2014, the fair market value of a share of the Company’s common stock was $9.74.

When considering the number of additional shares to be set forth in the 2014 Plan, the Compensation Committee reviewed, among other things, the potential dilution to the Company’s current shareholders as measured by burn rate and overhang, projected future share usage and projected future forfeitures. The projected future usage of shares for long-term incentive awards under the 2014 Plan was reviewed under scenarios based on a variety of assumptions. Depending on assumptions, the 3 million shares to be set forth in the 2014 Plan in combination with the shares added back to the plan from the unissued shares in the 2004 Plan is expected to satisfy the Company’s equity compensation needs through at least the 2018 Annual Meeting. The Compensation Committee is committed to effectively managing the number of shares reserved for issuance under the 2014 Plan while minimizing shareholder dilution.

Summary of the 2014 Plan

Capitalized terms used in this Proposal No. 2 will have the same meaning as in the 2014 Plan unless otherwise indicated.

A general description of the material terms of the 2014 Plan is set forth below. This description is qualified in its entirety by the terms of the 2014 Plan, a copy of which is attached to this Proxy Statement as Appendix A and is incorporated herein by reference.

GENERAL DESCRIPTION

PURPOSE. The purposes of the 2014 Plan are to attract and retain the best available personnel, to provide additional incentives to employees, directors and consultants, and to promote the success of the Company’s business.

SHARES RESERVED FOR ISSUANCE UNDER THE PLAN. If approved by the shareholders of the Company, the maximum aggregate number of shares of common stock that may be issued under the 2014

Plan is 3,000,000, plus any shares that have not been issued under the 2004 Plan, including shares subject to outstanding awards under the 2004 Plan that are not issued or delivered to a participant for any reason. A total of 3,000,000 shares of common stock reserved for issuance under the Plan may be issued pursuant to incentive stock options qualified under Section 422 of the Code. These maximum numbers of shares are subject to adjustment in the event of a stock split, stock dividend, or other similar change in the common stock or capital structure of the Company.

The number of shares of common stock available for issuance pursuant to awards granted under the 2014 Plan will be reduced by two (2) shares for each share that is delivered pursuant to full value awards. In addition, shares of common stock not issued or delivered as a result of the net settlement of an outstanding stock appreciation right or option, shares of common stock used to pay the exercise or purchase price or withholding taxes related to an outstanding option or stock appreciation right, and shares of common stock repurchased on the open market with the proceeds of the option exercise price will not be made available again for issuance as awards under the 2014 Plan. Unvested shares of common stock that are forfeited or repurchased by the Company shall again become available for issuance pursuant to future awards granted under the 2014 Plan at a rate of one share for each share that is subject to an option or stock appreciation right and at a rate of two (2) shares for each share that is subject to a full value award. Shares of common stock that the Company issues to assume or substitute for outstanding awards of another entity acquired by the Company will not count against the shares of the Company’s common stock available under the Plan.

ADMINISTRATION. The 2014 Plan is administered, with respect to grants to employees and consultants, by the plan administrator (the “Administrator”), defined as the Board of Directors (the “Board”), one or more committees or officers designated by the Board, or a subcommittee appointed by the committee. The 2014 Plan will be administered by the Compensation Committee. With respect to grants to officers, the committee will be designated in such a manner as to satisfy applicable laws, including Rule 16b-3 promulgated under the Exchange Act and Section 162(m) of the Code. The full Board will administer the 2014 Plan with respect to awards granted to non-employee directors.

ELIGIBILITY. The 2014 Plan provides for the grant of stock options, restricted stock, restricted stock units, stock appreciation rights, dividend equivalent rights, performance-based cash awards and other awards under the 2014 Plan (collectively referred to as “awards”). Stock options granted under the 2014 Plan may be either incentive stock options under the provisions of Section 422 of the Code, or nonqualified stock options. Incentive stock options may be granted only to employees of the Company and any subsidiary of the Company. Awards other than incentive stock options may be granted to employees, directors and consultants of the Company and any Related Entity. Under the 2014 Plan, awards may be granted to employees, directors or consultants who are residing in non-U.S. jurisdictions. As of September 30, 2014, approximately 190 persons were in the class of persons eligible to participate in the 2014 Plan.

TERMS AND CONDITIONS OF AWARDS. Subject to applicable laws, the Administrator has the authority to select the employees, directors and consultants to whom awards may be granted, to determine whether and to what extent awards are granted, to determine the number of shares of the Company’s common stock or the amount of other consideration to be covered by each award (subject to the limitations set forth under the above section of this Proposal No. 2 “Shares Reserved for Issuance under the 2014 Plan”), to approve award agreements for use under the 2014 Plan, to determine the terms and conditions of any award, to construe and interpret the terms of the 2014 Plan and awards granted and any other matters arising in connection with the 2014 Plan or an award, to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable non-U.S. jurisdictions, to determine the form of payment for an award, to determine when an award may be canceled, forfeited or surrendered, and to take any other action and make all other decisions and determinations that are not inconsistent with the terms of the 2014 Plan. The Administrator also determines the vesting schedule applicable to an award, except that awards granted to officers may not vest in less than 1 year from the date of grant.

Each award granted under the 2014 Plan will be designated in an award agreement. In the case of an option, the option will be designated as either an incentive stock option or a nonqualified stock option. To the extent that the aggregate fair market value of shares of the Company’s common stock subject to incentive stock options that become exercisable for the first time by a participant during any calendar year exceeds $100,000, the excess options will be treated as nonqualified stock options. The Administrator in its sole discretion may substitute options granted under the 2014 Plan with the same number of stock appreciation rights at any time before or upon exercise of the option, if the award agreement so provides.

The Administrator will determine the term of an award, except that the term of any option or stock appreciation right may not be for more than 10 years (or 5 years in the case of an incentive stock option granted to any participant who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary of the Company), excluding any period for which the participant has elected to defer the receipt of the shares or cash issuable pursuant to the award.

The 2014 Plan authorizes the Administrator to grant incentive stock options and nonqualified stock options at an exercise price not less than 100% of the fair market value of the Company’s common stock on the date the option is granted (or 110%, in the case of an incentive stock option granted to any employee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary of the Company). In the case of stock appreciation rights, the base appreciation amount may not be less than 100% of the fair market value of the Company’s common stock on the date of grant. In the case of awards intended to qualify as performance-based awards, the exercise or purchase price, if any, may not be less than 100% of the fair market value per share on the date of grant. As of September 30, 2014, the fair market value of a share of the Company’s common stock was $9.74. In the case of all other awards granted under the 2014 Plan, the Administrator will determine the exercise or purchase price and the form and method of payment. The exercise or purchase price is generally payable in cash, check, shares of the Company’s common stock, with respect to options, payment through a broker-dealer sale and remittance procedure, or any other form and method permitted by law. The 2014 Plan does not permit directors and certain executive officers to pay the exercise or purchase price of an award with a loan from or arranged by the Company in violation of the Exchange Act.

Under the 2014 Plan, the Administrator may establish one or more programs under the 2014 Plan to permit selected participants to elect to defer receipt of consideration payable under an award. The Administrator also may establish separate programs for the grant of particular forms of awards under the 2014 Plan to one or more classes of participants.

Under the 2014 Plan, the Administrator has the sole discretion to determine which Related Entities are covered by the Plan and modify the terms of any award to an employee, director or consultant residing in a jurisdiction outside of the U.S. The Administrator may also adopt rules, procedures and subplans applicable to Related Entities or participants residing in particular locations.

Unless the 2014 Plan or an award provides otherwise, a participant will not have the rights of a shareholder with respect to shares covered by an award, including the right to vote or receive dividends, until the participant becomes the record owner of the shares covered by the award.

TERMINATION OF SERVICE. An award may not be exercised after the expiration date of the award as set forth in the award agreement. In the event a participant in the 2014 Plan terminates continuous service with the Company, an award may be exercised only to the extent provided in the award agreement. Where an award agreement permits a participant to exercise an award following termination of service, the award will terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the award, whichever comes first. Any award designated as an incentive stock option, to the extent not exercised within the time permitted by law for the exercise of incentive stock options following the termination of employment, will convert automatically to a nonqualified stock option and thereafter will be exercisable as a nonqualified stock option to the extent exercisable by the terms of the award for the period specified in the award agreement.

LIMITS ON TRANSFER OF AWARDS. Under the 2014 Plan, incentive stock options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of the participant only by the participant. Except as provided below, no award may be assigned, transferred or otherwise disposed of by a participant other than by will or the laws of descent and distribution or pursuant to a beneficiary designation to certain persons as provided for in the award. No right or interest of a participant in any award may be pledged, encumbered or hypothecated in favor of any party other than the Company or one of the Company’s subsidiaries. No right or interest of a participant in any award may be subject to a lien, obligation or liability of the participant to anyone other than the Company or a subsidiary of the Company. To the extent and under such terms and conditions as determined by the Administrator, a participant may assign or transfer an award (other than an incentive stock option) without consideration to the persons identified in the 2014 Plan.

DIVIDEND EQUIVALENTS. The Administrator is authorized to grant dividend equivalents, which are rights under the 2014 Plan entitling a participant to receive credits based on dividends that would have been paid on shares of common stock subject to an award if such shares had been held by the participant at the time the dividend was declared. Dividend equivalents cannot be granted as part of options or SARs. Any dividend equivalents or dividends granted with respect to performance-based awards will be subject to the same vesting conditions applicable to the performance-based award.

SECTION 162(M) OF THE CODE. The maximum number of shares with respect to which options and stock appreciation rights may be granted to a participant during a calendar year is 500,000 shares. In addition, in connection with a participant’s commencement of continuous service, a participant may be granted during a calendar year options and stock appreciation rights for up to an additional 250,000 shares, which will not count against the limit set forth in the previous sentence. The Administrator will adjust these limitations proportionately in connection with any change in the Company’s capitalization due to a stock split, stock dividend or similar event affecting the common stock of the Company, and the Administrator’s determination will be final, binding and conclusive. Under Code Section 162(m), no deduction is allowed in any taxable year of the Company for compensation in excess of $1,000,000 paid to the Company’s chief executive officer and the 3 other most highly compensated officers of the Company other than the chief financial officer. An exception to this rule applies to compensation that is paid pursuant to a stock incentive plan approved by shareholders and that specifies, among other things, the maximum number of shares with respect to which options and stock appreciation rights may be granted to eligible participants under the plan during a specified period. Compensation paid pursuant to options or stock appreciation rights granted under such a plan and with an exercise price equal to the fair market value of the Company’s common stock on the date of grant is deemed to be inherently performance-based, since these awards provide value to participants only if the stock price appreciates. To the extent required by Section 162(m) of the Code or the regulations thereunder, if any option or stock appreciation right is canceled, the cancelled award will continue to count against the maximum number of shares of common stock with respect to which an award may be granted to a participant.

For full value awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code, the maximum number of shares subject to such awards that may be granted to a participant during a calendar year is 500,000 shares. To the extent required under Section 162(m) of the Code, if a full value award is cancelled, the number of shares covered by the cancelled award will continue to count against the maximum number of shares subject to full value awards that may be granted to the participant in a calendar year. For performance cash-based awards, including performance bonus awards, no more than $1,500,000 in cash may be awarded to a participant during any calendar year. In order for full value and cash-based awards to qualify as performance-based compensation, the Administrator must establish a performance goal with respect to such award in writing not later than 90 days after the commencement of the services to which it relates and while the outcome is substantially uncertain. In addition, the performance goal must be stated in terms of an objective formula or standard. The Administrator may consider the following performance criteria when granting performance-based awards, as applicable to the overall performance of the Company or Related Entities or to the performance of any individual division or business unit of the Company or any Related Entity:

•	increase in share price,

•	earnings per share,

•	total shareholder return,

•	operating margin,

•	gross margin,

•	return on equity,

•	return on assets,

•	return on investment,

•	operating income,

•	net operating income,

•	pre-tax profit,

•	cash flow,

•	revenue,

•	expenses,

•	earnings before interest, taxes and depreciation,

•	economic value added,

•	non-GAAP gross profit

•	non-GAAP operating income, and

•	market share

The Administrator may in its discretion, provide that one or more objectively determinable adjustments will be made to one or more of the performance goals in a manner that is consistent with the requirements of Code Section 162(m).

CHANGE IN CAPITALIZATION. Subject to any required action by the shareholders of the Company, the number of shares of common stock covered by outstanding awards, the number of shares of common stock that have been authorized for issuance under the 2014 Plan, the exercise or purchase price of each outstanding award, the maximum number of shares of common stock that may be granted subject to awards to any participant in a calendar year, and the like, will be equitably adjusted in the event of (A) any increase or decrease in the number of issued shares of common stock resulting from a stock split, stock dividend, or other like changes in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, combination or reclassification or similar event affecting the common stock of the Company (including, but not limited to, a change in the shares or the capitalization of the Company), (B) any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by the Company, or (C) as the Administrator may determine, any other transaction with respect to common stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction. Conversion of any convertible securities of the Company will not be deemed to have been “effected without receipt of consideration.” These adjustments will be nondiscretionary, and their determination will be final, binding and conclusive on the participant and the Company.

AWARD AMENDMENTS. No amendment to an award may adversely affect in any material way a participant’s rights under an outstanding award without the written consent of the participant, except that certain amendments will not be deemed to adversely and materially affect the participant’s rights.

CHANGE IN CONTROL. If a Change in Control occurs, the Administrator may take any of the following actions to prevent the enlargement or dilution of outstanding awards: (i) terminate outstanding awards in exchange for cash or replace outstanding awards, (ii) provide for the assumption of or substitution for awards by the successor or surviving corporation or a parent or subsidiary thereof, (iii) adjust the number and type of shares or other property subject to outstanding awards, the number and kind of outstanding restricted stock and terms and conditions of awards that may be granted in the future, or (iv) provide that outstanding awards will be exercisable, payable or vested in full, or provide that outstanding awards cannot vest, be exercised or become payable after such event. Notwithstanding the foregoing, in the event that the successor entity does not assume or replace an outstanding award in connection with a Change in Control, the award will automatically become fully vested and exercisable for all of the shares at the time represented by the award, immediately prior to the effective date of the Change in Control. And in the event that the successor entity assumes or replaces an outstanding award in connection with a Change in Control, unless the award agreement, employment agreement or other agreement with the participant provides otherwise, the award will automatically become fully vested and exercisable for all of the shares at the time represented by the award if the participant is terminated without cause within 12 months after the effective date of the Change in Control.

AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN. The Board may at any time amend, suspend or terminate the 2014 Plan, except that no such action may adversely affect in any material way the rights of a participant under an outstanding award. The 2014 Plan will terminate 10 years from the date of its approval by our shareholders, unless terminated earlier by the Board. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to awards granted to participants residing within that jurisdiction, the Company will obtain shareholder approval of amendments to the Plan in the manner and to the degree required.

PLAN TERM. Unless terminated earlier by the Board, the 2014 Plan will terminate, and no awards may be granted following, 10 years from the date that the 2014 Plan is approved by our shareholders. However, no incentive stock options may be granted under the Plan after the tenth anniversary of the date that the adoption of the 2014 Plan was approved by the Board.

NO REPRICING OF OPTIONS AND STOCK APPRECIATION RIGHTS. Shareholder approval is required to amend an option or stock appreciation right to reduce the per-share exercise price of the option or stock appreciation right below the fair market value of a share of the Company’s common stock on the date of grant, or to grant an option or stock appreciation right, other award or a cash payment in exchange for, or in connection with, the cancellation or surrender of an option or stock appreciation right having a lower per share exercise price, unless the award is adjusted or amended in connection with a change in capitalization, or a Change in Control.

CLAWBACK/RECOVERY. Awards are subject to recoupment under any “clawback” policy that the Company is required to adopt under stock exchange rules or as otherwise required by applicable law. The Company may also impose other recoupment provisions as the Administrator may determine are necessary or appropriate.

FUTURE PLAN BENEFITS. The number of awards that may be made in the future to eligible participants under the 2014 Plan is at the discretion of the Administrator and therefore cannot be determined in advance.

CERTAIN FEDERAL TAX CONSEQUENCES.

The following is a general summary under current law of the material U.S. federal income tax consequences to the Company and participants under the 2014 Plan. This summary deals with the general tax principles that apply and is provided only for general information. Some kinds of taxes, such as state and local income taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. Any tax consequences applicable to non-U.S. participants are governed by the tax laws of the countries in which the participant resides or to which the participant is otherwise subject. The summary does not discuss all aspects of income taxation that may be relevant in light of a participant’s personal investment circumstances. THE COMPANY MAKES NO REPRESENTATION THAT AN AWARD WILL QUALIFY FOR FAVORABLE TAX TREATMENT UNDER THE LAWS OF THE UNITED STATES OR IN NON-U.S. JURISDICTIONS OR WILL AVOID ADVERSE TAX TREATMENT. This summarized tax information is not tax advice.

INTERNAL REVENUE CODE SECTION 409A. Section 409A of the Code provides certain new requirements on nonqualified deferred compensation arrangements. These new requirements affect an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (i.e., the individual’s separation from service, a predetermined date, or the individual’s death). Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred. For certain individuals who are officers, Section 409A requires that such individual’s distribution commence no earlier than 6 months after such officer’s separation from service.

Certain awards under the 2014 Plan may be subject to the requirements of Section 409A in form and in operation. For example, restricted stock units and other awards that provide for deferred compensation will be subject to Section 409A. If an award under the 2014 Plan is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

NONQUALIFIED STOCK OPTIONS. The grant of a nonqualified stock option under the 2014 Plan will not result in any federal income tax consequences to the participant or to the Company. Upon exercise of a nonqualified stock option, the participant is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount. Any gain or loss on the participant’s subsequent disposition of the shares of common stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain.

INCENTIVE STOCK OPTIONS. The grant of an incentive stock option under the 2014 Plan will not result in any federal income tax consequences to the participant or to the Company. A participant recognizes no federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the participant has held the shares of common stock. If the participant does not dispose of the shares within 2 years after the incentive stock option was granted, nor within 1 year after the incentive stock option was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

If the participant fails to satisfy either of these holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a “disqualifying disposition”). The amount of such ordinary income generally is the lesser of (A) the difference between the amount realized on the disposition and the exercise price or (B) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount.

The “spread” under an incentive stock option — i.e., the difference between the fair market value of the shares at exercise and the exercise price — is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If a participant’s alternative minimum tax liability exceeds such participant’s regular income tax liability, the participant will owe the larger amount of taxes. In order to avoid the application of alternative minimum tax with respect to incentive stock options, the participant must sell the shares within the same calendar year in which the incentive stock options are exercised. However, such a sale of shares within the same year of exercise will constitute a disqualifying disposition, as described above.

RESTRICTED STOCK. The grant of restricted stock will subject the recipient to ordinary compensation income on the difference between the amount paid for such stock and the fair market value of the shares on the date that the restrictions lapse. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the ordinary income recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount. Any gain or loss on the recipient’s subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on how long the stock has been held since the restrictions lapsed. The Company does not receive a tax deduction for any such gain.

Recipients of restricted stock may make an election under Section 83(b) of the Code (“Section 83(b) Election”) to recognize as ordinary compensation income in the year that such restricted stock is granted, the amount equal to the spread between the amount paid for such stock and the fair market value on the date of the grant of the stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions, and any gain or loss on subsequent disposition will be long or short-term capital gain to the recipient. The Section 83(b) Election must be made within thirty days from the time the restricted stock is granted.

STOCK APPRECIATION RIGHTS. Recipients of stock appreciation rights (“SARs”) generally should not recognize income until the SAR is exercised (assuming there is no ceiling on the value of the right). Upon exercise, the participant will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value of the shares, if any, received by the participant upon such exercise reduced by the exercise price. Participants who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon exercise of an SAR. Participants will recognize gain upon the disposition of any shares received on exercise of an SAR equal to the excess of (A) the amount realized on such disposition over (B) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year.

The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the participant so long as the Company withholds the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount.

RESTRICTED STOCK UNITS. Recipients of restricted stock units generally should not recognize income until such units are settled. Upon settlement, the participant will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and the fair market value of the shares, if any, received upon such conversion. Participants who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon settlement of the restricted stock units, provided that settlement occurs at the time the award vests. Participants will recognize gain upon the disposition of any shares received upon conversion of the restricted stock units equal to the excess of (A) the amount realized on such disposition over (B) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year.

The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount.

PERFORMANCE BONUS AWARDS. A participant generally will recognize no income upon the grant of a performance bonus award. Upon the payment of performance bonus awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

DIVIDENDS AND DIVIDEND EQUIVALENTS. Recipients of stock-based awards that earn dividends or dividend equivalents will recognize taxable ordinary income on any dividend payments received with respect to unvested and/or unexercised shares subject to such awards, which income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by a participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the individual’s total compensation is deemed reasonable in amount.

PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The firm of Burr Pilger Mayer, Inc. conducted the audits of our financial statements for fiscal years 2014 and 2013. The Audit Committee has re-appointed Burr Pilger Mayer, Inc. as the independent registered public accounting firm to conduct the fiscal year 2015 audit of our financial statements, and the Board of Directors requests that our shareholders ratify this appointment.

Representatives from Burr Pilger Mayer, Inc. are expected to be present at the annual meeting. The representatives will have the opportunity to make a statement and will be available to respond to appropriate questions. In the event the shareholders do not ratify the appointment, the Audit Committee will reconsider the appointment.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by Burr Pilger Mayer, Inc. for the audit of the Company’s annual financial statements for the years ended June 28, 2014, and June 29, 2013, and fees billed for other services rendered by Burr Pilger Mayer, Inc. during those periods.

	Fiscal 2014	Fiscal 2013
Audit Fees (1)	$ 650,002	$ 686,295
Audit-Related Fees (2)	—	—
Tax Fees (3)	—	—
All Other Fees (4)	—	—

(1)	Audit Fees consist of fees and expenses billed for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Burr Pilger Mayer, Inc. in connection with statutory and regulatory filings or engagements.

(2)	There were no Audit-Related Fees incurred in FY 2014 or 2013 which would have consisted of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.”

(3)	There were no Tax Fees incurred in FY 2014 or 2013 which would have consisted of fees billed for professional services rendered for tax compliance, tax advisor and tax planning (domestic and international). These services include assistance regarding federal, state and international tax compliance and tax planning.

(4)	There were no All Other Fees incurred in FY 2014 or 2013 which would have consisted of fees for products and services other than the services reported above.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee pre-approves all audit and permissible non-audit services performed by the independent auditor. The Audit Committee will periodically grant general pre-approval of categories of audit and non-audit services. Any other services must be specifically approved by the Audit Committee, and any proposed services exceeding pre-approved cost levels must be specifically pre-approved by the Audit Committee. In periods between Audit Committee meetings, the Chairman of the Audit Committee has the delegated authority from the Committee to pre-approve additional services, and his pre-approvals are then communicated to the full Audit Committee at its next meeting.

No audit-related, tax or other non-audit services were approved by our Audit Committee pursuant to the de minimis exception to the pre-approval requirement under paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X during the 2014 or 2013 fiscal year.

The required vote for Proposal No. 3 is described above under “Information Concerning
Solicitation and Voting — Voting and Solicitation.”

The Board of Directors unanimously recommends a vote FOR the ratification of Burr Pilger Mayer, Inc. as the Company’s independent registered public accounting firm for fiscal year 2015.

PROPOSAL NO. 4
ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION

The Compensation Discussion and Analysis in this proxy statement describes the Company’s executive compensation program and the compensation decisions made by the Compensation Committee for our fiscal year ended June 28, 2014 with respect to the executive officers named in the Summary Compensation Table immediately following the Compensation Discussion and Analysis section. The Board of Directors is asking our shareholders to cast a non-binding advisory vote on the following resolution:

“RESOLVED, that the shareholders of Pericom Semiconductor Corporation approve the compensation of the executive officers named in the Summary Compensation Table, as disclosed in its proxy statement for the annual meeting of shareholders in 2014 pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the executive compensation tables and the related footnotes and narrative accompanying the tables).”

As you cast your vote on this Proposal 4, you are encouraged to consider the objectives and elements of our executive compensation program as contained in the Compensation Discussion and Analysis section below. Our executive compensation program is intended to attract, motivate and reward the executive talent required to achieve our corporate objectives and increase shareholder value. We believe that our executive compensation program is both competitive and strongly focused on pay for performance principles, and provides an appropriate balance between risk and rewards.

For these reasons, the Board is asking our shareholders to vote “FOR” this proposal. Although your vote on this proposal is advisory and non-binding, the Compensation Committee values the views of our shareholders and will take into account the outcome of the vote when considering future compensation decisions for our named executive officers.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR PROPOSAL NO. 4.

DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

The following table sets forth certain information concerning the executive officers and directors of the Company and their respective ages as of October 7, 2014:

Name	Age	Position
Alex Chiming Hui	57	Chief Executive Officer, President and Chairman of the Board of Directors
Chi-Hung (John) Hui, Ph.D.	59	Senior Vice President, Research and Development and Director
Kevin S. Bauer	54	Senior Vice President, Finance, and Chief Financial Officer
Angela Chen	56	Senior Vice President, Finance Asia
John C. East (1),(3)	69	Director
Hau L. Lee, Ph.D. (1),(3)	61	Director
Michael J. Sophie (1),(2),(3)	57	Director
Siu-Weng Simon Wong, Ph.D. (2)	60	Director

(1)	Member of Audit Committee.

(2)	Member of Nominating and Corporate Governance Committee.

(3)	Member of Compensation Committee.

Biographical information concerning directors, who are standing for re-election to the Board, is set forth in “Proposal No. 1—Election of Directors” of this proxy statement. Set forth below is biographical information concerning the Company’s executive officers who are not directors.

Mr. Kevin S. Bauer has been Senior Vice President, Finance and Chief Financial Officer since March 2014. He was previously the Chief Financial Officer of Exar Corporation from June 2009 through December 2012. Prior to that, he was Exar’s Corporate Controller from August 2004 to June 2009 and Exar’s Operations Controller from February 2001 to August 2005. Previously, Mr. Bauer was Operations Controller at WaferTech LLC (a joint venture semiconductor fabrication plant of Taiwan Semiconductor Manufacturing Company Limited, Altera Corporation, Analog Devices, Inc. and Integrated Silicon Solution, Inc.) from July 1997 to February 2001. Prior to WaferTech, he was at VLSI Technology for ten years where he held a variety of increasingly more senior finance roles culminating in his position as Director, Group Controller-Communications Group. Prior to that he held finance positions at Memorex and Bank of America. Mr. Bauer has over 25 years of finance experience in the semiconductor industry and received an MBA from Santa Clara University and a BS in Business Administration from California Lutheran University.

Ms. Angela Chen has been Senior Vice President, Finance Asia since March 2010. From April 2006 to March 2010, Ms. Chen served as Vice President, Finance and Chief Financial Officer of the Company. From August 2005 until April 2006, Ms. Chen was VP Finance, Asia for the Company, overseeing the financial activities of the Company’s Asian operations including Pericom Taiwan Ltd, Saronix-eCERA and Pericom Technology, Inc. (“PTI”). Previously, Angela held the role of CFO and VP of Finance, Administration & IT of PTI, Pericom’s affiliated company in Asia, since May 2002. Prior to joining Pericom in 2002, Angela was Chief Operating Officer and VP, Finance, Administration & Operations of Feiya Technology Corporation, a technology company designing memory controllers and their applications, from 2001 to 2002, and was CFO and VP, Finance, Administration and IT with terminal manufacturer Wyse Technology Taiwan Ltd. from 1996 through 2001. Angela received her MBA with a major in Accounting from National Taiwan University, and her BA with a major in Accounting from Soochow University in Taiwan.

COMPENSATION DISCUSSION AND ANALYSIS

This section discusses our compensation program in fiscal year 2014 (“FY 2014”) for Alex Chiming Hui, Chief Executive Officer (the “CEO”); Chi-Hung (John) Hui, Senior Vice President, Research and Development; Kevin Bauer, our current Senior Vice President, Finance and Chief Financial Officer; Aaron Tachibana, our former Senior Vice President, Finance and Chief Financial Officer; James Boyd, our former Senior Vice President, Finance and Chief Financial Officer; and Angela Chen, Senior Vice President, Finance Asia (collectively, the “named executive officers”).

Mr. Tachibana resigned from his position as the Company’s Chief Financial Officer as of November 2013. Mr. Boyd was the Company’s Chief Financial Officer from January through March of 2014. Mr. Bauer became the Company’s Chief Financial Officer in March 2014.

Overview of Executive Compensation Program and Objectives

We believe we have a results-oriented executive compensation program. Our overall target executive compensation levels are in accordance with market compensation, but actual payment of the annual performance bonuses requires successful Company and individual performance. Our executive compensation program is designed to attract and retain qualified executive officers with strong leadership skills, commensurate knowledge and appropriate experience, while also considering the level of responsibility and performance required in each of the executive positions. In general, executives with the highest level and amount of responsibility have the lowest percentage of their annual compensation as base salary and highest percentage of their compensation at risk. In FY 2014, our executive compensation program consisted of these principal elements: (1) base salary; (2) an annual performance cash bonus, (3) long term incentive compensation in the form of stock options and restricted stock units; and (4) personal benefits.

Executive Compensation Advisory Vote.

We conducted an advisory vote to approve our executive compensation at our 2013 Annual Meeting of Shareholders. While this vote was not binding on the Company, we believe it is important for our shareholders to have an opportunity for an advisory vote on executive compensation annually as a means to express their views regarding our executive compensation philosophy, our compensation policies and programs, and our decisions regarding executive compensation, all as disclosed in our proxy statements. Our Board of Directors and the Compensation Committee value the opinions of our shareholders and, to the extent there is any significant vote against the compensation of our named executive officers as disclosed in this Proxy Statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

At the 2013 Annual Meeting of Shareholders, approximately 98% of the votes cast on the executive compensation advisory vote proposal were in favor of our named executive officers’ compensation as disclosed in the Proxy Statement, and as a result, our named executive officers’ compensation was approved. The Compensation Committee reviewed the final vote results and determined that, given the significant level of support, no changes to our executive compensation policies and decisions were necessary in light of these results.

We have determined that our shareholders should have the opportunity to cast an advisory vote on executive compensation each year, consistent with the preference expressed by our shareholders at the 2011 Annual Meeting. For more information, see “Proposal No. 4—Advisory Approval of the Company’s Executive Compensation.”

Objectives of our Compensation Program

The primary goal of our executive compensation program is to create and enhance the long-term value of shareholders’ equity. To reach this primary goal, we use various compensation elements, including base salary, performance based cash compensation, incentive share-based compensation and an employee stock purchase plan. We have developed our programs to fulfill several secondary goals:

•	To attract talent to our executive management team;

•	To align our executives’ objectives with the objectives of our shareholders;

•	To encourage the development of long-term corporate financial goals;

•	To foster fair treatment and respect for all our employees;

•	To empower our team to perform their functions ethically and forthrightly; and

•	To retain our professionals for long-term productive careers.

We review each executive’s compensation elements and the results each executive has obtained on an annual basis, modifying each package to optimize our team’s performance. In particular, the Compensation Committee (the “Committee”) of the Board of Directors reviews:

•	The executive officer’s level of responsibilities;

•	The executive officer’s achievement of goals and objectives which were established by the CEO for that executive in the prior year;

•	The executive officer’s contribution to our financial results;

•	The executive officer’s introduction of new initiatives to enhance the Company’s performance; and

•	The executive officer’s demonstrated leadership effectiveness.

We set overall target compensation in line with the average compensation level of selected companies to which we annually compare our executive compensation (as further described under “Elements of Our Compensation Program: Why We Chose Each, How Each Was Related to Our Objectives and How We Determined the Amounts” below). Fifty percent of actual bonus compensation depends on the successful achievement of financial performance goals against a specific performance metric for the Company and the remaining fifty percent of the annual bonus compensation depends on successful achievement of specified individual performance goals for each executive.

What Our Compensation Program is Designed to Reward

Our executive compensation program is designed primarily to reward the achievement of financial goals using metrics which we believe are the best indicators of success for our business. Since we believe that a growing, profitable company creates shareholder value, the design of our executive compensation program in FY 2014 emphasizes the achievement of non-GAAP operating income and non-GAAP gross profit targets for the fiscal year as indicators of profitability and growth. This is a redesigned plan which resulted from a detailed and thorough analysis of the performance-based compensation plans of several other companies, and was approved by our full board.

Company performance comprises fifty percent of the annual performance bonus plan. The metrics we selected for our annual performance bonus plan are our actual non-GAAP operating income and non-GAAP gross profit for the fiscal year in comparison to previously established non-GAAP operating income and non-GAAP gross profit goals. The remaining fifty percent of the annual performance cash bonus is based on individual metrics which were tailored to each executive’s position and role at Pericom. Similar executive responsibilities were assigned similar bonus percentages but revenue goals were more highly weighted. We designed our annual performance cash bonus plan to emphasize shareholder value creation through improvement in the financial performance of our Company and achievement of individualized targets relating to the portions of our business that these executives oversee and manage. Through the use of stock options and restricted stock units, our executive compensation program is also designed to reward growth in our stock price, which directly benefits our shareholders, and to provide strong incentives for the executives to remain employed with us.

Elements of Our Compensation Program: Why We Chose Each, How Each Was Related to Our Objectives and How We Determined the Amounts

In FY 2014, our executive compensation program consisted of the following four principal elements: (1) base salary; (2) annual performance cash bonus; (3) long-term incentive compensation in the form of stock options and restricted stock units; and (4) personal benefits. The principal elements of our executive compensation program in FY 2014 are described below.

Base Salary. Base salary represents the single, fixed component of the four principal elements of our executive compensation program and is intended to provide a baseline, minimum amount of annual compensation for our executives.

Our Chief Executive Officer (the “CEO”) reviews the compensation of each of the other executive officers each year, applying various measurement scores to each officer’s achievement of certain performance goals which were set for the prior year. The CEO presents the results of the measurements, along with his current compensation recommendations, to the Compensation Committee of the Board of Directors, comprised of independent directors, annually. The Committee reviews each executive’s performance, as measured and reported by the CEO, reviews the overall Company’s performance as related to the goals set by the Board of Directors and either grants or amends the CEO’s recommendations, based on the Committee members’ judgment of the facts and circumstances. With respect to our Chief Financial Officer, Mr. Bauer, who joined the Company in March 2014, his base salary was determined through negotiation at the time of employment.

The Committee uses a variety of tools to assist it in determining appropriate executive officer compensation and the components of that compensation, including, but not limited to, our performance, the executive’s performance, independent surveys, and comparisons to public records of similarly sized industry peers. The Committee also engaged the service of Compensia, a professional company specializing in executive compensation, to review the company executives’ compensation in light of benchmarks and trends. In that review, the companies used as benchmarks in the Compensia analysis were:

Ambarella	Applied Micro Circuits	DSP Group
Entropic Communications	Exar	Inphi
Integrated Silicon Solution	Lattice Semiconductor	MaxLinear
Micrel	Mindspeed Technologies	Monolithic Power Systems Inc.
Peregrine Semiconductor	PLX Technology, Inc.	Sigma Designs
Supertex	Volterra Semiconductor

The Compensation Committee of the Board of Directors, comprised of independent outside directors, determines the annual compensation for our CEO. This is done following criteria similar to those used to determine the compensation for our other executive officers. The Compensation Committee used the analysis and the recommendations from Compensia to determine executive compensation in base salary, incentive compensation and equity grants. Compensia’s analysis of benchmarking companies showed that in 2013, Pericom’s compensation varied between the 25th and 75th percentiles of our benchmarks. The variation generally reflects the differing scopes of responsibility of the Pericom executives relative to those of the benchmarks. Between salary and incentive compensation, the Committee placed the balance towards incentive compensation to better align the interests of the Company with executive compensation.

Compensia has not provided any services to Pericom other than to the Compensation Committee with respect to executive and board compensation matters, reports directly to the Compensation Committee and not to management, and is independent from Pericom. The Compensation Committee has assessed the independence of Compensia pursuant to, and taking into account factors listed in, applicable SEC rules and concluded that the work of Compensia has not raised any conflict of interest.

Annual Performance Bonus. Our annual performance bonus plan is formula-based and seeks to motivate our senior executives by rewarding them when our annual financial performance goals are met or exceeded and on the executive officer’s contribution to the Company’s achievement of specified financial and performance goals which we measure and monitor on an annual basis. The specific bonus formulas were selected to achieve target cash bonus amounts for our named executive officers based on corporate financial performance goals and on non-financial performance goals and targets that we chose for FY 2014.

As a group, approximately 17% of our total executive compensation for FY 2014 was in the form of cash bonuses. The Company’s financial performance goal for FY 2014 was tied to the achievement of a certain level of operating income. The Company’s non-financial performance goals were assigned to individual executive officers and related to each officer’s function in the Company. These non-financial goals included such things as attaining a certain market-share, industry leadership, product innovation and development, operational efficiency and excellence, cost containment, innovation, development of new markets, increases in sales to existing customers, process improvement, retention of staff, meeting deadlines, improvement in customer satisfaction and reducing waste.

Corporate Financial Performance Goals

The Committee determined the financial performance goal for the Company for FY 2014 would be to achieve non-GAAP operating income of $8.5 million and non-GAAP gross profit of $53.9 million for the fiscal year. For purposes of this goal, “non-GAAP operating income” and “non-GAAP gross profit” are defined as the Company’s consolidated operating income and gross profit determined in accordance with U.S. generally accepted accounting principles (“GAAP”) excluding the income statement effects of share-based compensation, amortization of intangible assets, amortization of fair value adjustments on acquired fixed assets, write off of equipment, restructuring charges, lease restructuring and moving costs, write off of government subsidy and such other items as the Compensation Committee may determine in its sole discretion. The Company’s actual result was non-GAAP operating income of $8.8 million, or 103% of target and non-GAAP gross profit of $53.2 million, or 99% of target.

Each executive officer’s target bonus is adjusted (“Adjusted Target Bonus”) based on twice the percentage difference of the Company’s actual financial performance to its target non-GAAP operating income goal. The Adjusted Target Bonus ranges from 0% (if below 50% of target goal) up to 200% (if higher than 150% of target goal) of each executive officer’s target bonus. For FY 2014, the Company achieved 103% of its operating income target and therefore, each executive’s Adjusted Target Bonus was 106% of their target bonus.

One-half of each executive officer’s bonus payment is based on corporate financial performance, and is calculated based on multiplying the officer’s Adjusted Target Bonus by the percentage achievement of the Company’s actual performance to its target non-GAAP gross profit goal. The Company achieved 99% of its non-GAAP gross profit target for FY 2014, and if for example, an executive officer’s target bonus was $50,000, then the officer would have received 106% x 99% x $50,000 x 1/2 or $26,235 for the Company’s financial performance portion of his bonus.

Corporate Non-Financial Performance Goals

The remaining one-half of each executive officer’s bonus was determined based on such executive officer’s individual performance, and the Adjusted Target Bonus. Continuing the illustration in the previous paragraph, with the executive officer achieving 80% of his or her individual goals, the officer would receive 80% x 106% x $50,000 x 1/2 or $21,200 for the non-financial performance portion of the bonus plan.

The Compensation Committee believes that this bonus plan is fair and equitable, rewarding strong performance while penalizing poor performance even in situations where the Company does well.

The Committee determined a minimum level of individual performance which each executive officer had to obtain before he or she could be eligible for any part of his or her bonus. If an individual executive officer did not reach at least the sixtieth percentile of achievement in his or her personal performance measurement in FY 2014, that officer would not be eligible for any part of the bonus. We believe the most important factors against which we measure each executive officer’s performance were delivery of the Company’s performance in comparison to plan and secondarily the individual’s performance in comparison to individual objectives and goals.

The following table lists the specific performance goals that we set for each of our executive officers for FY 2014 and the weighting assigned to the corporate non-financial performance goals:

Named Executive Officer	Individual Performance Goals Set for FY 2014
Alex Chiming Hui	Achievement of predetermined corporate operating income performance and the average combined performance of the executive officer staff (each element weighted at 50%)

Chi-Hung (John) Hui	Achieve key technology enhancement goals for current product lines and develop new technologies for new business opportunities (50%)

Deliver key new products on time for current product lines to meet customer requirements (50%)

Angela Chen	Performance of specific financial goals (60%)

Accurate financial reporting at Asian subsidiaries (20%)

Improve overall effective tax rate for Asian operations (20%)

Kevin Bauer	Performance of specific financial goals (100%)

In FY 2014 the Compensation Committee set the CEO’s bonus at target levels of 69% of his base salary from Pericom, provided 100% of the Company’s financial performance and 100% of his individual goals were reached. With respect to FY 2014, the Committee awarded Mr. Alex Chiming Hui a bonus of 63% of his base salary, or $250,000.

Similarly, the target bonuses of the other executive officers range from 38% to 45% of those executives’ base salaries in FY 2014 provided that 100% of the Company’s financial performance and 100% of each officer’s individual goals are reached. Accordingly, with respect to FY 2014, the Committee awarded Chi-Hung (John) Hui a bonus amounting to $128,572, or 44% of his base salary. Angela Chen received a bonus amounting to $90,828, or 38% of her base salary in FY 2014. Kevin Bauer received a bonus of $25,000 or 42% of his base salary in FY 2014, which reflected a pro-rated adjustment for the portion of FY 2014 in which he served as CFO.

Our former CFOs, Mr. Tachibana and Mr. Boyd, effectively forfeited their participation in the cash bonus plan as their employment ended prior to the completion of FY 2014.

Because our performance cash bonus plan is incentive for performance to occur over the bonus plan period, the awards under this plan are reported in the Non-Equity Incentive Plan columns of the Summary Compensation Table and Grants of Plan-Based Awards for the Fiscal Year Ended June 28, 2014 table under “Executive Compensation” below.

In September 2014, the Compensation Committee decided that with respect to the Company’s annual performance bonus plan for fiscal year 2015, bonuses under the plan to executive officers shall be paid in shares of common stock, rather than in cash. This was a change from the bonus plans for prior years, which paid the bonuses in cash. This change was made in order to further align the officers’ interests with that of shareholders.

Long-term Incentive Compensation — Stock Options and Restricted Stock Units. In FY 2014, our equity incentive program for our senior executives consisted of stock options and awards of restricted stock units.

Stock options give the executives the right to purchase at a specified price (that is, the market price of our common stock on the date when the option is granted) a specified number of shares of our common stock for a specified period of time (generally ten years), and the executives can exercise this right as the options vest (i.e., become exercisable) for the remainder of the term. Our executives realize value on these options only if our stock price increases (which benefits all shareholders) and only if the executives remain employed with us beyond the date their options vest. Generally, the options granted to our senior executives vest 25% each year over a period of four years and have an exercise price equal to fair market value of our common stock on the grant date.

Restricted stock units (“RSUs”) are also known as “full value awards” and are awards for which the recipient pays no exercise or purchase price. RSUs allow our executives to realize value irrespective of price movements in the stock as long as they remain employed with us beyond the date their RSUs vest. Thus RSUs can continue to provide incentives even as stock options go “underwater” in economic downturns. Generally, the RSUs granted to our senior executives vest 25% each year over a period of four years.

Our Compensation Committee determines the numbers of options to purchase the Company’s common stock and units of restricted stock that are granted to each executive officer. The Compensation Committee determines the size and mix of each grant based on the executive officer’s position, level of responsibility and longevity in employment. The Committee authorizes grants to executive officers periodically, and in most cases, annually. The Company issues stock options with exercise prices that equal the fair market value of the underlying stock on the date of the grant.

The Compensation Committee believes that equity awards align our executive officers’ interests with our shareholders’ interests by creating a direct association between the officers’ compensation and our shareholders’ return on their investment in the Company. The Committee also believes that this form of compensation provides our executives with a significant, long-term interest in the Company’s success and growth. In addition, the Committee believes equity awards help retain key executives, especially in the competitive market in which the Company operates.

Accordingly, the Committee determines appropriate levels of equity awards when reviewing each executive officer’s annual compensation package. The Committee considers several factors in their determination of appropriate awards, including prior performance, length of service, related responsibilities, other components of compensation, comparisons to awards to individuals in similar positions in our industry and the accomplishment of goals and directives. Compensia has also provided the Committee with benchmarking data and industry trends on stock grants.

Stock grants awarded to the named executive officers are in the form of both stock options and RSUs. For FY 2014, the Committee awarded RSUs valued at $430,568 to Alex Chiming Hui, $175,480 to Chi-Hung (John) Hui, $214,250 to Kevin Bauer (the RSU grant to Mr. Bauer, who joined Pericom in March 2014, was made pursuant to his employment offer letter) and $49,648 to Angela Chen.

For FY 2014, the Committee has awarded stock options valued at $118,194 to Alex Chiming Hui, $48,421 to Chi-Hung (John) Hui, $280,965 to Kevin Bauer (the option grant to Mr. Bauer was made pursuant to his employment offer letter) and $13,726 to Angela Chen. The Committee has not yet made its annual grants of stock options and RSUs to the named executive officers for fiscal 2015.

Personal benefits.

Retirement Plans

We offer all our employees an opportunity to participate in the Company-sponsored, employee-funded 401(k) plan. Each employee can defer a certain amount of their compensation up to a certain statutory limit. Income earned from the deferred compensation is not taxable until certain age and other requirements occur. This benefit provides retirement payments after the employee reaches a certain age.

Employee Stock Purchase Plan

We offer all our employees, except executive officers who also serve on the Board of Directors, entry into our employee stock purchase plan. This plan provides the employee the opportunity to purchase the Company’s common stock at a discounted price at certain preset times during the year. Currently, purchases under the plan can be made with up to 10% of the employee’s compensation up to certain limitations set by the IRS. The plan offers certain tax benefits to any employee who holds the stock for a prescribed length of time.

Tax and Accounting Considerations in Compensation

Income tax regulations involved in compensation, especially share-based compensation, are complex and restrictive. Numerous regulations and Internal Revenue Code (“IRC”) sections contribute to limitations on the amounts of compensation that we can deduct for income tax purposes and in which periods those deductions can be taken. As a result we employ independent tax experts to advise us on the proper treatment of our compensation plans.

We accrue the cost of our non-equity compensation periodically throughout the year, accruing approximately 25% of the expected cost each quarter. As of June 28, 2014 we had accrued 100% of the estimated cost of our non-equity compensation for the fiscal year ended June 28, 2014. Once final calculations of the non-equity compensation were completed during the first quarter of the fiscal year ending June 27, 2015, we adjusted the accrued balance to the actual cost incurred. The adjustment was immaterial.

We account for share-based compensation following FASB ASC Topic 718. Topic 718 requires that we recognize the cost of stock option and RSU awards over the vesting period of the awards for financial statement purposes, using the Black-Scholes-Merton stock-option valuation methodology.

Change in Control Agreements with Our Executive Officers

All of our executive officers serve the Company on an at-will basis.

The Company entered into change in control agreements with each of the executive officers which provide a continuation of benefits and severance payments in the event of a change of control of the Company. These benefits and payments are described below under the heading “Potential Payments upon Termination or Change in Control.”

COMPENSATION COMMITTEE REPORT

This report is not deemed to be soliciting material, filed with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that Pericom specifically incorporates it by reference into a document filed with the SEC.

The Compensation Committee reviewed and discussed the above Compensation Discussion and Analysis (CD&A) with the Company’s management. Based on the review and discussions, the Compensation Committee recommended to the Company’s Board of Directors that the CD&A be included in this proxy statement.

MEMBERS OF THE COMPENSATION COMMITTEE

Dr. Hau Lee, Chairman

John East

Michael Sophie

EXECUTIVE COMPENSATION
Summary Compensation Table

The following table sets forth certain information concerning compensation of the Company’s Chief Executive Officer, its Chief Financial Officer, two former Chief Financial Officers and other listed executive officers of the Company, which we refer to as our “named executive officers.” For this purpose, in addition to its Chief Executive Officer, its Chief Financial Officer and two former Chief Financial Officers, the Company is reporting fiscal year information for two other executive officers. We refer to our fiscal years ended June 28, 2014, June 29, 2013, and June 30, 2012, as “FY 2014,” “FY 2013,” and “FY 2012,” respectively.

Name and Principal Position	Fiscal	Salary	Stock Awards(1)	Option Awards(1)	Non-Equity Incentive Plan Compensation(2)	Total
Alex Chiming Hui	2014	$393,859	$430,568	$118,194	$250,000	$1,192,621
Chief Executive Officer,	2013	378,942	146,568	175,700	100,000	801,210
President and Chairman	2012	357,455	165,571	168,911	95,000	786,937
of the Board

Kevin Bauer(3)	2014	60,000	214,250	280,965	25,000	580,215
Senior Vice President,
Finance and CFO

James Boyd(4)	2014	50,540	—	—	—	50,540
Former Senior Vice
President, Finance
and CFO

Aaron Tachibana(5)	2014	103,377	—	—	—	103,377
Former Senior Vice	2013	244,750	44,640	53,513	45,608	388,511
President,	2012	224,216	27,468	27,958	41,948	321,590
Finance and CFO

Angela Chen	2014	237,292	49,648	13,726	90,828	391,494
Senior Vice President,	2013	244,612	22,320	26,756	37,509	331,197
Finance Asia	2012	225,037	27,468	27,958	38,141	318,604

Dr. Chi-Hung (John) Hui	2014	290,000	175,480	48,421	128,572	642,473
Senior Vice President,	2013	282,866	81,096	97,661	43,546	505,169
Research and	2012	270,877	99,190	101,346	44,640	516,053
Development

(1)	The amounts shown in this column represent the aggregated grant date fair value of equity awards in the years indicated in accordance with FASB ASC Topic 718. The amounts shown here do not represent actual payments in the years indicated or the value that may be realized upon exercise of the options or vesting of stock awards. The assumptions used to calculate the value of the awards are set forth in Note 14 of the Notes to Consolidated Financial Statements in our Form 10-K for the year ended June 28, 2014.

(2)	The amounts shown in this column were accrued and awarded for the fiscal year shown and paid in the first quarter of the following fiscal year.

(3)	Mr. Bauer joined the Company in March 2014.

(4)	Mr. Boyd resigned from his position in February 2014.

(5)	Mr. Tachibana resigned from his position in November 2013.

Grants of Plan-Based Awards for the Fiscal Year Ended June 28, 2014

The following table shows all plan-based awards which Pericom granted to the named executive officers during FY 2014. The equity awards are also reported in the Outstanding Equity Awards table.

Name	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards Target ($)(1)	All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number Of Securities Underlying Options (#)(3)	Exercise Or Base Price Of Options Awards ($/Sh)	Grant Date Fair Value Of Stock And Option Awards ($)
Alex Chiming Hui	—	$284,000
	9/20/2013			31,000	$7.65	$118,194
	11/12/2013		50,300			430,568
Kevin Bauer	—	100,000
	3/31/2014			75,000	$7.83	280,965
	5/14/2014		25,000			214,250
Angela Chen	—	93,000
	9/20/2013			3,600	$7.65	13,726
	11/12/2013		5,800			49,648
Chi-Hung (John) Hui	—	122,000
	9/20/2013			12,700	$7.65	48,421
	11/12/2013		20,500			175,480

(1)	Awards shown under “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” are the award amounts under the Company’s annual performance cash bonus plan assuming 100% achievement of Company and individual goals. Under this plan, amounts payable are dependent upon the achievement the Company’s financial performance goals and individual executive officer goals. Participants could receive from zero to 100% or more of the target award depending on the degree to which goals were achieved. Award targets are communicated to the executives, the outcomes of which are substantially uncertain at the time they are established. Awards may exceed the target if Company and/or individual goals are exceeded.

(2)	The restricted stock unit awards vest, subject to continued employment with the Company, at the rate of 1/4 of the shares awarded on each of the first four anniversary dates following the grant date.

(3)	The option awards vest, subject to continued employment with the Company, at the rate of 1/48th of the shares per month over the following 48 months, with the exception of the award to Mr. Bauer, which is a new hire award. New hire awards vest 25% after the first year and monthly thereafter for a period of 36 months. The exercise price of each option set forth above was the closing price of our stock on NASDAQ on the grant date.

Employment and Change of Control Arrangements

All of our executive officers serve the Company on an at-will basis without employment agreements. We have not entered into written employment agreements with our executive officers.

The Company has entered into change in control agreements with each of the executive officers which provide a continuation of benefits and severance payments in the event of a change of control of the Company. These benefits and payments are described below under the heading “Potential Payments upon Termination or Change in Control.” Please refer to “Compensation Discussion and Analysis” above for a discussion of the elements of the officers’ compensation in relation to total compensation and related analysis.

Outstanding Equity Awards Table as of June 28, 2014

The following table shows all outstanding equity awards held by the named executive officers as of June 28, 2014:

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Grant Date	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Alex Hui	45,000	(3)	—		8.03	4/18/2005	4/18/2015
	50,000	(3)	—		8.40	7/31/2006	7/31/2016
	60,000	(3)	—		16.03	11/2/2007	11/2/2017
	48,000	(3)	—		15.45	8/11/2008	8/11/2018
	55,700	(3)	—		10.01	11/10/2009	11/10/2019
						9/13/2010		5,425	49,368
	40,688	(2)	2,712		8.55	9/13/2010	9/13/2020
						12/12/2011		10,850	98,735
	27,188	(2)	16,312		7.63	12/12/2011	12/12/2021
	16,417	(2)	22,983		8.85	10/2/2012	10/2/2022
						11/12/2012		14,775	134,452
	5,813	(2)	25,187		7.65	9/20/2013	9/20/2023
						11/12/2013		50,300	457,730
John Hui	30,000	(3)	—		8.03	4/18/2005	4/18/2015
	35,000	(3)	—		8.40	7/31/2006	7/31/2016
	42,000	(3)	—		16.03	11/2/2007	11/2/2017
	24,000	(3)	—		15.45	8/11/2008	8/11/2018
	33,400	(3)	—		10.01	11/10/2009	11/10/2019
						9/13/2010		3,250	29,575
	24,375	(2)	1,625		8.55	9/13/2010	9/13/2020
						12/12/2011		6,500	59,150
	16,313	(2)	9,787		7.63	12/12/2011	12/12/2021
	9,125	(2)	12,775		8.85	10/2/2012	10/2/2022
						11/12/2012		8,175	74,392
	2,381	(2)	10,319		7.65	9/20/2013
						11/12/2013		20,500	186,550
Kevin Bauer			75,000	(1)	7.83	3/31/2014	3/31/2024
						5/14/2014		25,000	227,500
Angela Chen	35,000	(3)	—		10.25	4/6/2006	4/6/2016
	17,500	(3)	—		16.03	11/2/2007	11/2/2017
	12,000	(3)	—		15.45	8/11/2008	8/11/2018
	18,600	(3)	—		10.01	11/10/2009	11/10/2019
						9/13/2010		975	8,872
	1,123	(2)	481		8.55	9/13/2010	9/13/2020
						12/12/2011		1,800	16,380
	1,050	(2)	2,700		7.63	12/12/2011	12/12/2021
	2,500	(2)	3,500		8.85	10/2/2012	10/2/2022
						11/12/2012		2,250	20,475
	675	(2)	2,925		7.65	9/20/2013	9/20/2023
						11/12/2013		5,800	52,780

(1)	All such options vest, subject to continued employment with the Company, at a rate of 25% after the first year and monthly thereafter over a period of 36 months. The exercise price of each option set forth above was the closing price of our stock on NASDAQ on the grant date.

(2)	All such options vest, subject to continued employment with the Company, monthly over a period of 48 months. The exercise price of each option set forth above was the closing price of our stock on NASDAQ on the grant date.

(3)	All such options are fully vested.

The equity awards described above were granted pursuant to the Company’s 2001 Stock Incentive Plan or the 2004 Stock Incentive Plan.

Option Exercises and Stock Vested in the Fiscal Year Ended June 28, 2014

The following table provides information on stock option exercises and vesting of RSU’s during fiscal 2014.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Alex Chiming Hui	—	—	21,950	$182,371
Angela Chen	34,546	23,079	4,675	38,808
Chi-Hung (John) Hui	—	—	12,925	107,330

(1)	Value realized on vesting is the market price of Pericom common stock at the date of vesting multiplied by the number of shares vested.

Potential Payments upon Termination or Change in Control

All of the executive officers of the Company have entered into change of control agreements with the Company which provide for severance benefits and acceleration of option vesting in the event of a change of control of the Company. Pursuant to the terms of the agreements, if the Company terminates an executive officer’s employment without cause within the twelve months following a change in control of the Company or the executive terminates his or her employment for good reason (as these terminating events are defined in the agreement) after the occurrence of specific events enumerated in the agreement and subject to the procedures in the agreement, the Company will:

•	make a lump sum payment of the executive officer’s annual base salary (and, with respect to the Chief Executive Officer, a lump sum payment equal to two times that officer’s base salary) then in effect and a lump sum payment of a bonus based on a calculation tied to the last completed fiscal year’s bonus or the bonus related to the year preceding the most recent completed fiscal year in certain circumstances, except that lump sum payments and other benefits under the agreement may be delayed pursuant to requirements, if applicable, of Section 409A of the federal income tax law,

•	provide for continuation of medical and dental benefits for a period of eighteen months,

•	cause the immediate vesting, subject to certain terms as discussed below, of stock options, performance shares or units and restricted shares or units, and

•	extend the expiration date of the executive officer’s vested stock options as of the date of termination to six months after the date of termination.

Under the agreements, and subject to the more detailed definitions set forth therein:

•	“change of control” means (i) an acquisition of any of the Company’s voting securities which then gives the acquiring person investment or voting power over 50% or more of the then outstanding voting securities of the Company, (ii) the incumbent directors of the Company when the agreement is signed cease to be a majority of the board of directors, provided that new directors approved by two-thirds of the incumbent board who did not obtain election or appointment by an actual or threatened proxy contest are counted as incumbents, or (iii) a merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company (other that a transaction in which the Company’s stockholders before the transaction remain holders of more than 50% of the voting power of the surviving entity).

•	“cause” means an officer (i) engages in fraud or embezzlement against the Company or its subsidiaries, (ii) misappropriates Company property, proprietary information and/or trade secrets, (iii) demonstrates material unfitness for service or persistent deficiencies in performance, (iv) engages in misconduct, which misconduct is demonstrably and materially injurious to the Company or its subsidiaries; (v) refuses to follow a specific, lawful direction or order of the Company; (vi) breaches any agreement with the Company; or (vii) dies or becomes mentally or physically incapacitated and cannot carry out his or her duties.

•	“good reason” means (i) a material reduction of the officer’s level of responsibility, the assignment of duties and responsibilities which are materially inconsistent with the officer’s position or responsibilities, or the removal of the officer from or failure to re-elect the officer to any of such positions, except in connection with the termination of employment for cause; (ii) a reduction by the Company in the officer’s annual salary then in effect, other than a reduction similar in percentage to a reduction generally applicable to similarly situated employees of the Company; or (iii) a material reduction in the kind or level of benefits provided to officer under any benefit plan of the Company in which the officer is participating or deprive the officer of any material fringe benefit enjoyed by the officer, except those changes generally affecting similarly situated employees of the Company.

The agreement also provides that if any payment or benefit would be subject to excise tax as a result of Sections 280G and 4999 of the federal tax code, then the payment or benefit shall be reduced to the extent necessary to avoid such excise tax.

Should a termination, as discussed above occur, the immediate vesting of options and similar share-based compensation is subject to additional terms under the change of control agreements:

•	if the executive officer has been employed by the Company for less than 2 years, then any options (or similar instruments) that would have vested up to the first anniversary of the termination date will be immediately vested,

•	if the executive officer was employed at the Company for more than 2 years but less than four, options that would have vested up to the second anniversary of the termination date will be immediately vested, or

•	if the executive officer has been with the Company for more than four years, then all outstanding options will be immediately vested

The table below illustrates hypothetical payments under the change of control agreements as if a change in control had occurred on June 28, 2014.

Termination without cause or resignation for good reason
within 12 months following change in control:

	Salary Continuation(1)	Bonus(2)	18 Months of Benefits Continuation	Assumed Realized Value of Accelerated RSUs	Assumed Realized Value of Accelerated Options(3)	Total(4)
Alex Chiming Hui	$820,000	$200,000	$36,264	$740,285	$67,737	$1,864,286
Kevin Bauer	260,000	—	31,535	56,875	27,781	426,192
Angela Chen	243,000	75,018	10,416	98,508	9,350	436,292
Dr. Chi-Hung (John) Hui	300,000	87,092	25,641	349,668	33,437	795,838

(1)	One year of salary continuation except in the case of the Chief Executive Officer, Alex Chiming Hui, two years of salary continuation.

(2)	In the event of a change of control as of June 28, 2014, each of our executive officers would receive a bonus in the amount of no less than twice the amount such executive officer received during the last completed fiscal year.

(3)	These are hypothetical realized values pursuant to the change of control agreements that assume a change in control of Pericom on June 28, 2014, in which the price realized per share of our common stock is assumed to be the closing market price of our stock as of that date ($9.10 per share on June 27, 2014, the last trading date in FY 2014). There were no in-the-money unvested stock options held by the named executive officers at the closing market price.

(4)	The total does not include any amounts due for accrued but unpaid wages or under generally available benefit plans such as Pericom’s 401(k) plan, at the time of any employment termination.

Compensation POLICIES AND PRACTICES AS THEY RELATE TO RISK MANAGEMENT

In establishing the Company’s compensation policies and practices, the Compensation Committee aims to minimize any risks that such policies and procedures would have a material adverse effect on the Company. In particular, the Committee seeks to (i) achieve a proper balance of base salary versus incentive compensation to align interests with the Company, (ii) utilize performance metrics in setting incentive targets to avoid manipulation and a short-term focus, and (iii) mitigate the risk of losing key executives by working with a compensation consultant to assure competitive compensation elements and amounts. See the Compensation Discussion and Analysis section above for further details. As a result of this approach, the Committee and management have concluded that there are no risks arising from the Company’s compensation policies and practices that would be reasonably likely to have a material adverse effect on the Company.

Equity Compensation Plans

The following table summarizes share and exercise price information about the Company’s equity compensation plans as of June 28, 2014.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Upon Equity Compensation Plans
Equity Compensation Plans Approved by Shareholders:
Equity Award Plans	2,733,937	(1)	$10.25	(2)	1,045,650
Employee Stock Purchase Plan	—				1,581,556
Total/Weighted Average	2,733,937		10.25		2,627,206

(1)	Represents shares of the Company’s Common Stock issuable upon exercise of outstanding options under the following equity compensation plans: the 2004 Stock Incentive Plan and the 2001 Stock Incentive Plan, and 648,501 shares underlying outstanding restricted stock unit awards granted under the 2004 Stock Incentive Plan that may be delivered in the future upon satisfaction of vesting requirements.

(2)	This calculation does not take into account shares underlying restricted stock unit awards.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Management is responsible for the preparation, integrity and objectivity of the consolidated financial statements. Burr Pilger Mayer, Inc., our independent auditor, is responsible for expressing an opinion on the fairness of the financial statement presentation. The Audit Committee serves in an oversight role over the financial reporting process. As part of its charter obligations over the financial reporting process, and with respect to the fiscal year ended June 28, 2014, the Audit Committee has:

•	Reviewed and discussed the audited consolidated financial statements with management;

•	Discussed with Burr Pilger Mayer, Inc. various matters related to the financial statements, including those matters required to be discussed by rules adopted by the Public Company Accounting Oversight Board;

•	Received the written disclosures and the letter from Burr Pilger Mayer, Inc. regarding auditor independence required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and discussed with Burr Pilger Mayer, Inc. the accounting firm’s independence;

•	Based on the review and discussions referred to above, recommended to the Board that the audited financial statements be included in the Company’s annual report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission. (1)

Michael J. Sophie, Chairman

John C. East

Dr. Hau Lee

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures with Respect to Related Person Transactions

Our Board’s Audit Committee charter provides that the Committee’s responsibilities include the review of all related party transactions for potential conflict of interest situations on an ongoing basis and approval of all such transactions (if such transactions are not approved by another independent body of the Board). The NASDAQ listing rules require that the Company’s audit committee or other body of independent directors conduct an appropriate review of all related person transactions (as defined in SEC rules) for potential conflict of interest situations on an ongoing basis.

The charter of the Board’s Nominating and Corporate Governance Committee also provides that the Committee will review potential conflicts of interest in considering candidates for director nominees. The Company’s Code of Business Conduct and Ethics also states a policy to the effect that each employee is expected to disclose potential conflicts of interest involving that individual or the individual’s family members to the Company’s corporate compliance officer.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company’s Common Stock as of October 7, 2014 by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each of the Company’s directors, (iii) each of the named executive officers, and (iv) all executive officers and directors of the Company as a group.

Name of Beneficial Owner	Shares Beneficially Owned(1)	Percent
BlackRock, Inc. (2)	2,392,073	10.90%
Royce & Associates, LLC (3)	2,288,659	10.43
Dimensional Fund Advisors LP (4)	1,826,459	8.32
Frontier Capital Management Co., LLC (5)	1,612,411	7.35
Alex Chiming Hui (6)	1,458,755	6.54
Chi-Hung (John) Hui (7)	948,534	4.28
Kevin Bauer	—	*
Angela Chen (8)	127,054	*
John C. East (9)	5,010	*
Hau L. Lee (10)	57,750	*
Michael J. Sophie (11)	41,250	*
Siu-Weng Simon Wong (12)	57,750	*
All executive officers and directors as a group (9 persons) (13)	2,696,103	11.85%

*	Less than 1% of outstanding Common Stock.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days after October 7, 2014, are deemed outstanding. Percentage of beneficial ownership is based upon 21,951,823 shares of Common Stock outstanding as of October 7, 2014. To the Company’s knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. Except as otherwise indicated, the address of each of the persons in this table is as follows: 1545 Barber Lane, Milpitas, California 95035.

(2)	Based solely on a Schedule 13G/A, filed January 10, 2014, BlackRock, Inc. has sole voting with respect to 2,345,381 shares and sole dispositive power with respect to 2,392,073 shares, which shares are reported by BlackRock, Inc. as a parent holding company of its subsidiaries listed in the Schedule 13G/A. The address of BlackRock, Inc. is 40 East 52nd Street, New York, New York 10022.

(3)	Based solely on a Schedule 13G/A filed March 6, 2014, Royce & Associates, LLC has sole voting and dispositive power with respect to 2,288,659 shares. The address of Royce & Associates, LLC is 745 Fifth Avenue, New York, New York 10151.

(4)	Based solely on a Schedule 13G/A filed February 10, 2014, Dimensional Fund Advisors LP has sole voting power with respect to 1,777,023 shares and has sole dispositive power with respect to 1,826,459 shares. The address of Dimensional Fund Advisors LP is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(5)	Based solely on a Schedule 13G filed February 14, 2014, Frontier Capital Management Co., LLC, has sole voting power with respect to 963,788 shares and sole dispositive power with respect to 1,612,411 shares. The address of Frontier Capital Management Co., LLC is 99 Summer Street, Boston, Massachusetts 02110.

(6)	Includes 330,296 shares issuable upon exercise of stock options exercisable and 22,925 RSUs vesting within 60 days after October 7, 2014. He shares voting and investment power with his spouse as co-trustees of a revocable family trust holding 350,645 of the shares listed above.

(7)	Includes 224,998 shares issuable upon exercise of stock options exercisable and 10,650 RSUs vesting within 60 days after October 7, 2014.

(8)	Includes 90,804 shares issuable upon exercise of stock options exercisable and 3,175 RSUs vesting within 60 days after October 7, 2014.

(9)	Includes 3,340 shares issuable upon exercise of stock options exercisable within 60 days after October 7, 2014.

(10)	Includes 48,000 shares issuable upon exercise of stock options exercisable within 60 days after October 7, 2014.

(11)	Includes 29,000 shares issuable upon exercise of stock options exercisable within 60 days after October 7, 2014.

(12)	Includes 42,000 shares issuable upon exercise of stock options exercisable within 60 days after October 7, 2014.

(13)	Includes 768,438 shares issuable upon exercise of stock options exercisable and 36,750 RSUs vesting within 60 days after October 7, 2014.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

Requirements for Shareholder Proposals to be Brought Before an Annual Meeting. For any shareholder proposals to be considered properly brought before an annual meeting, the shareholders making the proposals must have given timely notice of the proposals in writing to the Secretary of the Company. To be timely for the Company’s 2015 Annual Meeting of Shareholders, notices of shareholder proposals must be delivered or mailed to, and received at, the principal executive offices of the Company between August 3, 2015 and September 2, 2015. In addition, shareholders making such proposals must comply with all applicable procedural, informational and other requirements set forth in our Bylaws, as most recently amended and included as an exhibit to our Form 8-K filed with the SEC on June 27, 2013.

Requirements for Shareholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials. Shareholders wishing to submit proposals on matters appropriate for shareholder action to be presented at our 2015 annual meeting of shareholders may do so in accordance with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2015 annual meeting of shareholders, (1) all applicable requirements of Rule 14a-8 must be satisfied, (2) the notice must include various stock ownership and other information detailed in our Bylaws, and (3) such proposals must be received by us at our principal executive offices at 1545 Barber Lane, Milpitas, California 95035, no later than June 19, 2015.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, among others, to file with the SEC and NASDAQ an initial report of ownership of our stock on Form 3 and reports of changes in ownership on Form 4 or Form 5. Persons subject to Section 16 are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file. As a matter of practice, our administrative staff assists our executive officers and directors in preparing initial ownership reports and reporting ownership changes, and typically files these reports on their behalf. Based solely on a review of the copies of such forms in our possession, and on written representations from reporting persons, we believe that during FY 2014 all of our executive officers and directors filed the required reports on a timely basis under Section 16(a) with the following exceptions:

•	Equity grants were awarded to Alex Hui, John Hui and Angela Chen on September 20, 2013; the Form 4’s for those grants were not filed until November 12, 2013.

•	Equity grants were awarded to Board members Hau Lee, Michael Sophie and Simon Wong on February 11, 2014; the Form 4’s for those grants were not filed until February 21, 2014, six days late.

•	Kevin Bauer received an equity grant on March 31, 2014; the Form 3 for that grant was not filed until April 3, 2014, one day late.

•	Kevin Bauer received an equity grant on May 14, 2014; the Form 4 for that grant was not filed until May 23, 2014, five days late.

•	John Hui sold shares on May 27, 2014; the Form 4 for that sale was not filed until May 30, 2014, one day late.

OTHER MATTERS

The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

FORM 10-K ANNUAL REPORT

UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, PERICOM SEMICONDUCTOR CORPORATION, 1545 BARBER LANE, MILPITAS, CALIFORNIA 95035, THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED A COPY OF THE ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES FILED THEREWITH.

BY ORDER OF THE BOARD OF DIRECTORS

Chi-Hung (John) Hui, Ph.D. Secretary

Milpitas, California
Dated: October 17, 2014

APPENDIX A

PERICOM SEMICONDUCTOR CORPORATION
2014 STOCK AWARD AND INCENTIVE COMPENSATION PLAN

(Approved by the Company’s Board of Directors on October 6, 2014
and by the Company’s shareholders on [•], 2014)

Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel, to provide additional incentives to Employees, Directors and Consultants and to promote the success of the Company’s business.

Definitions. The following definitions shall apply as used herein and in the individual Award Agreements except as defined otherwise in an individual Award Agreement. In the event a term is separately defined in an individual Award Agreement, such definition shall supersede the definition contained in this Section 2.

“Administrator” means the Board or any of the Committees appointed to administer the Plan.

“Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

“Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein.

“Award” means the grant of an Option, SAR, Dividend Equivalent Right, Performance-Based Award, Performance Bonus Award, Restricted Stock, Restricted Stock Unit or other right or benefit under the Plan granted to a Grantee pursuant to this Plan.

“Award Agreement” means the written agreement, contract, or other instrument or document, including through an electronic medium, evidencing the grant, including the terms and conditions, of an Award, including any amendments thereto.

“Board” means the Board of Directors of the Company.

“Cause” means, with respect to the termination by the Company or a Related Entity of the Grantee’s Continuous Service, that such termination is for “Cause” as such term is expressly defined in an Award Agreement or a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of a “Cause” definition in an Award Agreement or such then-effective written agreement, “Cause” means, in the determination of the Administrator, the Grantee’s: (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity; (ii) dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person.

“Change in Control” means any of the following transactions or events:

a merger or consolidation in which the Company is not the surviving entity;

the sale, transfer or other disposition of all or substantially all of the assets of the Company;

the complete liquidation or dissolution of the Company;

any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the shares of Common Stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than forty percent (40%) of the total combined voting power of the

Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger, but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Change in Control;

the direct or indirect acquisition in a single or series of related transactions by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Change in Control pursuant to a tender or exchange offer made directly to the Company’s shareholders, which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such shareholders accept, or a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

Notwithstanding anything to the contrary in the foregoing, a transaction shall not constitute a Change in Control if it is effected for the purpose of changing the place of incorporation or form of organization of the ultimate parent entity (including where the Company is succeeded by an issuer incorporated under the laws of another state, country or foreign government for such purpose and whether or not the Company remains in existence following such transaction) where all or substantially all of the persons or group that beneficially own all or substantially all of the combined voting power of the Company’s voting securities immediately prior to the transaction beneficially own all or substantially all of the combined voting power of the Company in substantially the same proportions of their ownership after the transaction. The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means any committee composed of members of the Board appointed to administer the Plan in accordance with Section 4 hereof.

“Common Stock” means the common stock of the Company.

“Company” means Pericom Semiconductor Corporation, a California corporation, or any successor entity.

“Consultant” means any natural person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render bona fide consulting or advisory services to the Company or such Related Entity, whose services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

“Continuing Directors” means members of the Board who either (i) have been Board members continuously for a period of at least thirty-six (36) months or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

“Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related

Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. A Grantee’s Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Grantee provides services ceasing to be a Related Entity. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement), subject to any required compliance with Section 409A of the Code. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds three (3) months, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the first day following the expiration of such three (3) month period.

“Covered Employee” means an Employee who is, or could be, a “covered employee” under Section 162(m)(3) of the Code.

“Director” means a member of the Board or the board of directors of any Related Entity.

“Disability” means, unless otherwise defined in an Award Agreement, as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. Anything to the contrary in the foregoing notwithstanding, for purposes of an Incentive Stock Option, “Disability” shall mean a total and permanent disability as defined in Section 22(e)(3) of the Code. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

“Dividend Equivalent Right” shall have the meaning ascribed to such term in Section 6(n).

“Employee” means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance but shall exclude individuals who are classified by the Company or a Related Entity as (a) leased from or otherwise employed by a third party, (b) independent contractors or (c) intermittent or temporary, even if any such classification is changed retroactively as a result of an audit, litigation or otherwise. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

“Effective Date” shall have the meaning ascribed to such term in Section 13.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

If the Common Stock is listed on one or more established stock exchanges or national market systems, including, without limitation, The Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sale price for such stock as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no sale occurred on that date, on the first immediately preceding trading date on which a sale occurred), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination (or if no sale occurred on that date, on the first immediately preceding date on which a sale is reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith, under a reasonable methodology in compliance with Section 409A of the Code to the extent such determination is necessary for Awards under the Plan to comply with, or be exempt from, Section 409A of the Code.

Notwithstanding the foregoing, for income tax reporting purposes under federal, state, local or non-US law and for such other purposes as the Administrator deems appropriate, the Fair Market Value shall be determined by the Administrator in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

“Full Value Award” means any Award other than an (i) Option, (ii) SAR or (iii) other Award for which the Grantee pays (or the value or amount payable to the Grantee under the Award is reduced by) an amount equal to or exceeding the Fair Market Value of the Shares, as determined on the date of grant.

“GAAP” means U.S. Generally Accepted Accounting Principles.

“Grantee” means an Employee, Director or Consultant who receives an Award under the Plan.

“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

“Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

“Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

“Option” means a right to purchase Shares pursuant to an Award Agreement granted under the Plan.

“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

“Performance-Based Award” means an Award granted pursuant to Section 10 hereof.

“Performance-Based Compensation” means compensation that is intended to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

“Performance Bonus Award” means an Award payable in cash that is granted pursuant to Section 10(e) hereof.

“Performance Criteria” means the criteria that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for a Grantee for a Performance Period, determined as follows:

The Performance Criteria that will be used to establish Performance Goals are limited to the following: (i) increase in share price, (ii) earnings per share, (iii) total shareholder return, (iv) operating margin, (v) gross margin, (vi) return on equity, (vii) return on assets, (viii) return on investment, (ix) operating income, (x) net operating income, (xi) pre-tax profit, (xii) cash flow, (xiii) revenue, (xiv) expenses, (xv) earnings before interest, taxes and depreciation, (xvi) economic value added, (xvii) non-GAAP gross profit, (xviii) non-GAAP operating income, and (ix) market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group, may be applicable to overall performance of the Company or Related Entities and/or to the performance of any individual division or business unit of the Company or any Related Entity. The Administrator shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Grantee.

The Administrator may, in its discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions, developments or redevelopments; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a property, a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under GAAP (or, if applicable, IFRS); (ix) items attributable to any stock dividend, stock split, combination or exchange of shares occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary Change in Controls, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items relating to same property results or non-same property results; or (xv) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions. Such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

“Performance Goals” means, for a Performance Period, the goals established in writing by the Administrator for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance, the performance of a Related Entity, the performance of a division or a business unit of the Company or a Related Entity, or the performance of a Grantee. As further set forth in Section 2(jj)(ii) hereof, the Administrator, in its discretion, may, to the extent consistent with, and within the time prescribed by, Section 162(m) of the Code, appropriately adjust or modify the calculation of Performance Goals for such Performance Period.

“Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Grantee’s right to, and the payment of, a Performance-Based Award.

“Permitted Assignee” shall have the meaning ascribed to such term in Section 6(i) hereof.

“Plan” means this 2014 Stock Award and Incentive Compensation Plan, as amended from time to time.

“Prior Plan” means the 2004 Stock Incentive Plan.

“Related Entity” means any Parent, Subsidiary or Affiliate of the Company.

“Restricted Stock” means Shares awarded under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

“Restricted Stock Units” means a right to receive the equivalent value of a Share, which may be settled in cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator, and which shall be evidenced by a bookkeeping entry representing the equivalent of one Share.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

“SAR” means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock and equal to the excess of the Fair Market Value of a specified number of Shares on the date the SAR is exercised over the exercise or base price as set forth in the applicable Award Agreement.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Share” means a share of the Common Stock.

“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

Stock Subject to the Plan.

Subject to the provisions of Section 11 hereof, the maximum aggregate number of Shares which may be issued pursuant to all Awards shall be the sum of: (i) 3,000,000 Shares and (ii) any Shares which as of the Effective Date are available for issuance under the Prior Plan and which following the Effective Date are not issued under the Prior Plan (including Shares that are subject to awards outstanding under the Prior Plan that expire, are cancelled or otherwise terminate unexercised, or Shares that otherwise would have reverted to the share reserve of the Prior Plan following the Effective Date); provided, however, that no more than 3,000,000 Shares may be issued or transferred pursuant to the exercise of Incentive Stock Options. The Shares to be issued pursuant to Awards may be authorized, but unissued, reacquired Common Stock (treasury shares) or Shares purchased on the open market.

Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited or repurchased by the Company at the lower of their original purchase price or their Fair Market Value at the time of repurchase, such Shares shall become available for future grant under the Plan. For purposes of determining the maximum number of Shares available for issuance pursuant to Section 3(a) hereof, each Share which is issued pursuant to a Full Value Award shall be counted as if two (2) Shares had been so issued. In addition, the following Shares shall be counted against the maximum number of Shares available for issuance pursuant to Section 3(a) hereof and shall not be returned to the Plan: (i) Shares covered by an Award other than a Full Value Award which are surrendered in payment of the Award exercise or purchase price or in satisfaction of tax withholding obligations incident to the exercise of an Award; (ii) Shares that are not issued or delivered as a result of the net settlement of an outstanding Award other than a Full Value Award; or (iii) Shares that are repurchased on the open market with the proceeds of the exercise of an Option.

Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires (whether voluntarily or involuntarily) shall again be available for Awards under the Plan. Shares that again become available for Awards pursuant to the foregoing sentence shall be added back as (i) one (1) Share if such Shares were subject to Awards other than Full Value Awards and as two (2) Shares if such Shares were subject to Full Value Awards To the extent permitted by Applicable Law, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Related Entity shall not be counted against Shares available for grant pursuant to this Plan. Dividend Equivalent Rights shall be payable solely in cash and therefore the issuance of Dividend Equivalent Rights shall not be deemed to reduce the maximum aggregate number of Shares which may be issued under the Plan. Notwithstanding the provisions of this Section 3(c), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

Administration of the Plan.

Plan Administrator.

Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors of the Company or Employees who are Officers, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board (or subcommittee of the Committee), which Committee or subcommittee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. Anything to the contrary in the foregoing notwithstanding, the full Board, acting by a majority of its members in office, shall conduct the general administration of the

Plan with respect to all Awards granted to Directors who are not also Employees. The composition of the Committee shall also meet any existing standards prescribed by the principal securities market on which the Common Stock is traded.

Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board (or subcommittee of the Committee), which Committee (or subcommittee) shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee or subcommittee shall continue to serve in its designated capacity until otherwise directed by the Board. To the extent permitted by Applicable Law, the Board may authorize one or more Officers to grant or amend Awards to Grantees other than Officers, Covered Employees, Directors or Officers to whom authority to grant or award Awards has been delegated hereunder, and the Board may limit such authority as it determines from time to time.

Administration With Respect to Covered Employees. Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee delegated by the Board (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the “Administrator” or to a “Committee” shall be deemed to be references to such Committee or subcommittee.

Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this Section (4)(a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

to determine whether and to what extent Awards are granted hereunder;

to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

to approve forms of Award Agreements for use under the Plan;

to determine the terms and conditions of any Award granted hereunder;

to amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would adversely affect in any material way the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent; provided, however, that an amendment that may cause an Incentive Stock Option to become a Non-Qualified Stock Option or that is required or deemed appropriate to facilitate compliance with Applicable Law or to avoid adverse tax consequences under Section 409A of the Code shall not be treated as adversely affecting the rights of a Grantee;

to construe and interpret the terms of, and any matter arising pursuant to, the Plan and Awards, including without limitation, any notice of Award or Award Agreement granted pursuant to the Plan;

to grant Awards to Employees, Directors and Consultants employed outside the United States on such terms and conditions different from those specified in the Plan as may, in the judgment of the Administrator, be necessary or desirable to further the purpose of the Plan;

to determine whether, to what extent, and pursuant to what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered; and

to take such other action and make all other decisions and determinations not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees of the Company or a Related Entity, members of the Board and any Officers or Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to defend the same.

Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

Eligibility.

Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company or a Parent or a Subsidiary of the Company. Employees, Directors and Consultants who are service providers to a Related Entity may be granted an Option and SAR (or other “stock right” within the meaning of Section 409A of the Code only if the Related Entity qualifies as an “eligible issuer of service recipient stock,” within the meaning of §1.409A-1(b)(5)(iii)(E) of the final regulation under Section 409A of the Code. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time and in accordance with Section 5(b) hereof. No Employee, Director or Consultant shall have the right or any claim to be granted an Award pursuant to this Plan, and neither the Company or the Administrator is obligated to treat eligible individuals, Grantees or any other persons uniformly.

Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in countries outside the United States in which the Company and its Related Entities operate or have Employees, Directors or Consultants, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Related Entities shall be covered by the Plan; (ii) determine which Employees, Directors or Consultants outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Employees, Directors or Consultants outside the United States to comply with Applicable Laws of jurisdictions outside of the United States; (iv) establish subplans and modify exercise procedures and other terms and procedures and rules, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to this Plan as appendices), including adoption of rules, procedures or subplans applicable to particular Related Entities or Grantees residing in particular locations; provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3 and 6(g) hereof; and (v) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules, procedures and subplans with provisions that limit or modify rights on death, disability or retirement or on termination of employment, available methods of exercise or settlement of an Award, payment of income, social insurance contributions and payroll taxes, the shifting of employer tax liability to the Grantee; and the withholding procedures and handling of any Share certificates or other indicia of ownership which may vary with local requirements. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other Applicable Laws.

Terms and Conditions of Awards.

Types of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) cash or (iii) an Option, a SAR, or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions. Such awards include, without limitation, Options, SARs, sales or bonuses of Restricted Stock, Restricted Stock Units or Dividend Equivalent Rights, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

Designation of Award; ISO Dollar Limitation. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, an Option will qualify as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. The $100,000 limitation of Section 422(d) of the Code is calculated based on the aggregate Fair Market Value of the Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company). For purposes of this calculation, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option.

Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria.

Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program. Any programs established pursuant to this Section 6(e) in which a Grantee who is subject to U.S. income taxation is eligible to participate shall comply with Section 409A of the Code.

Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

Individual Limitations on Awards.

Individual Limit for Options and SARs. The maximum number of Shares with respect to which Options and SARs may be granted to any Grantee in any calendar year shall be 500,000. In connection with a Grantee’s commencement of Continuous Service, a Grantee may be granted Options and SARs for up to an additional 250,000 Shares which shall not count against the limit set forth in the previous sentence. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 11 hereof. To the extent required by Section 162(m) of the Code or the Department of Treasury regulations thereunder, in applying the foregoing limitations with respect to a Grantee, if any Option or SAR is canceled, the canceled Option or SAR shall continue to count against the maximum number of Shares with respect to which Options and SARs may be granted to the Grantee. For this purpose, the repricing of an Option (or in the case of a SAR, the reduction of the base amount on which the stock appreciation is calculated in order to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR.

Individual Limit for Full Value Awards. For Full Value Awards that are intended to be Performance-Based Compensation, the maximum number of Shares with respect to which such Awards may be granted to any Grantee in any calendar year shall be 500,000. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 11 hereof. To the extent required by Section 162(m) of the Code or the Department of Treasury regulation thereunder in applying the foregoing limitations with respect to a Grantee, if any Full Value Award is cancelled, the number of Shares covered by the cancelled Award shall continue to count against the maximum number of Shares with respect to which Full Value Awards may be granted to the Grantee.

Cash Awards. For Awards that may be paid in cash that are intended to be Performance-Based Compensation, including, without limitation, any Performance Bonus Award, the maximum amount that may be paid in cash to any Grantee in during any calendar year shall be $1,500,000.

Deferral. If the vesting or receipt of Shares under an Award is deferred to a later date, any amount (whether denominated in Shares or cash) paid in addition to the original number of Shares subject to such Award will not be treated as an increase in the number of Shares subject to the Award if the additional amount is based either on a reasonable rate of interest or on one or more predetermined actual investments such that the amount payable by the Company at the later date will be based on the actual rate of return of a specific investment (including any decrease as well as any increase in the value of the specified investment).

Term of Award. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Option or SAR shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement. Notwithstanding the foregoing, the specified term of any Award shall not include any period for which the Grantee has elected to defer the receipt of the Shares or cash issuable pursuant to the Award.

Limits on Transfer. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. No right or interest of a Grantee in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Grantee to any other party other than the Company or a Subsidiary. Except as provided below, no Award shall be assigned, transferred, or otherwise disposed of by a Grantee other than by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved from time to time by the Administrator. To the extent and under such terms and conditions as determined by the Administrator and provided such transfer is consistent with securities offerings registered on a Form S-8, a Grantee may assign or transfer an Award (other than an Incentive Stock Option) without consideration (each transferee thereof, a “Permitted Assignee”) (i) to the Grantee’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) to a trust for the benefit of one or more of the Grantee or the persons referred to in clause (i), (iii) to a partnership, limited liability company or corporation in which the Grantee or the persons referred to in clause (i) are the only partners, members or shareholders or (iv) for charitable donations; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award

Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Grantee shall remain bound by the terms and conditions of the Plan.

Minimum Vesting of Awards. Awards granted under the Plan to Officers shall vest and be released from the risk of forfeiture over a period of not less than one (1) year measured from the date of grant of the Award.

Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator.

Notice of Disposition. The Grantee shall give the Company prompt notice of any disposition of Shares acquired by exercise of an Incentive Stock Option within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such Shares to the Grantee.

Substitution of SAR. The Administrator may provide in the Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have the right to substitute a SAR for such Option at any time prior to or upon exercise of such Option; provided, that such SAR shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable, have a base appreciation amount equal to not less than one hundred percent (100%) of the Fair Market Value per Share on the date such substituted Option was originally granted and have a term that is no greater than the original term of the substituted Option.

Dividend Equivalents/Dividends. The Administrator is authorized to make Awards which shall entitle a Grantee to receive credit based on dividends that would have been paid on Shares subject to an Award if such Shares had been held by the Grantee at the time such dividend was declared (“Dividend Equivalents”); provided, however, that Dividend Equivalents shall not be granted in connection with Options or SARs. Dividend Equivalents may be granted on such terms and conditions and subject to such restrictions as the Administrator shall determine, in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the underlying Award. Notwithstanding the provisions of this Section 6(n), Dividend Equivalents granted with respect to any Award that vests based on achievement of performance goals shall either (i) not be paid or credited or (ii) be accumulated and subject to restrictions and risk of forfeiture to the same extent as the underlying Award with respect to which such cash, stock or other property has been distributed. Any dividends that are distributed with respect to Restricted Stock that vests based on the attainment of performance goals shall be accumulated and subject to restrictions and risk of forfeiture to which the underlying Restricted Stock is subject.

Award Exercise or Purchase Price, Consideration and Taxes.

Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:

In the case of an Incentive Stock Option:

granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

In the case of SARs, the base appreciation amount shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

In the case of Awards intended to qualify as Performance-Based Compensation, the exercise or purchase price, if any, shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

In the case of other Awards, such price as is determined by the Administrator.

Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d) hereof, the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.

Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award and applicable withholding taxes (as further set forth in Section 7(c) hereof), including the method of payment, shall be determined by the Administrator (and in the case of Incentive Stock Options, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

cash;

check;

surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised;

with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions (on a form prescribed by the Company) to a Company-designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares, and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction;

with respect to Options, by a “net exercise” arrangement pursuant to which the number of Shares issuable upon exercise of the Option shall be reduced by the largest whole number of Shares having an aggregate Fair Market Value that does not exceed the aggregate exercise price (plus tax withholdings, if applicable) and any remaining balance of the aggregate exercise price (and/or applicable tax withholdings) not satisfied by such reduction in the number of whole Shares to be issued shall be paid by the Grantee in cash or other form of payment approved by the Administrator.

any other form and method that is consistent with Applicable Laws; or

any combination of the foregoing methods of payment.

The Administrator may at any time or from time to time, by adoption of or by amendment to the standard forms of Award Agreement described in Section 4(b)(iv), or by other means, grant Awards which do not permit all of the foregoing forms of consideration to be used in payment for the Shares or which otherwise restrict one or more forms of consideration. Notwithstanding any other provision of the Plan to the contrary, no Grantee who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise or purchase price of an Award, or continue any extension of credit with respect to the exercise or purchase price of an Award, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any non-U.S., federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares, vesting of an Award or such other taxable event arising under the Plan. The Company or any Related Entity, as appropriate, shall have the authority and the right to deduct or withhold, or require a Grantee to remit to the Company, an amount sufficient to satisfy U.S.

federal, state, and local taxes and taxes imposed by jurisdictions outside of the United States (including the Grantee’s employment tax obligations) required by law to be withheld and any employer tax liability shifted to a Grantee with respect to any taxable event concerning a Grantee arising as a result of this Plan, or to take such other action as may be necessary in the opinion of the Company or a Related Entity, as appropriate, to satisfy withholding obligations for the payment of taxes, including but not limited to selling Shares issued pursuant to an Award and withholding from proceeds of the sale of such Shares. The Administrator may, in its discretion and in satisfaction of the foregoing requirement, allow a Grantee to elect to have the Company withhold Shares otherwise issuable under an Award (or allow the return of Shares) having a Fair Market Value equal to the sums required to be withheld. To preserve favorable accounting treatment, the number of Shares which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Grantee of such Award within six months (or such other period as may be determined by the Administrator) after such Shares were acquired by the Grantee from the Company) in order to satisfy the Grantee’s U.S. federal, state, local and non-U.S. income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award may be limited to the number of Shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory or other applicable minimum withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

Exercise of Award.

Procedure for Exercise; Rights as a Shareholder.

Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award, and full payment for the Shares with respect to which the Award is exercised has been made, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(iv) hereof.

Exercise of Award Following Termination of Continuous Service.

An Award may not be exercised after the expiration date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee’s Continuous Service only to the extent provided in the Award Agreement.

Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee’s Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first; provided, however, that in cases other than where a Grantee’s Continuous Service is terminated for Cause, if the exercise of an Award within the applicable time periods set forth above is prevented as a result of the provisions set forth in Section 9 regarding legal compliance with respect to the issuance of Shares, the Award shall remain exercisable until the later of the last day of the period specified in the Award Agreement and the date that is thirty (30) days after the date the Grantee is no longer prevented from exercising the Award.

Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee’s Continuous Service shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

Conditions Upon Issuance of Shares; Book Entry Procedures.

Issuance of Shares Subject to Compliance. The obligation of the Company to make payment of awards in Shares or otherwise shall be subject to all Applicable Laws of the United States and jurisdictions outside the United States, including the regulations of any stock exchange on which the Company’s securities may then be listed, and to such approvals by government agencies, including government agencies in jurisdictions outside of the United States, in each case as may be required or as the Company deems necessary or advisable. Without limiting the foregoing, the Company shall have no obligation to issue or deliver evidence of title for Shares subject to Awards granted hereunder prior to: (i) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and (ii) completion of any registration or other qualification with respect to the Shares under any applicable law in the United States or in a jurisdiction outside of the United States or ruling of any governmental body that the Company determines to be necessary or advisable or at a time when any such registration or qualification is not current, has been suspended or otherwise has ceased to be effective.

No Obligation to Register. The inability or impracticability of the Company to obtain or maintain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. The Company shall be under no obligation to register pursuant to the Securities Act, as amended, any of the Shares issued pursuant to the Plan. If the Shares issued pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act, as amended, the Company may restrict the transfer of such Shares in such manner as it deems advisable to ensure the availability of any such exemption.

Book Entry Issuance. Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any Applicable Law, the Company shall not deliver to any Grantee certificates evidencing Shares issued in connection with any Award, and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

Performance-Based Awards for Covered Employees.

Purpose. The purpose of this Section 10 is to provide the Administrator the ability to qualify Awards other than Options and SARs as Performance-Based Compensation. If the Administrator, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Section shall control over any contrary provision contained in the Plan; provided, however, that the Administrator may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Section 10.

Applicability. This Section 10 shall apply only to those Covered Employees selected by the Administrator to receive Performance-Based Awards that are intended to qualify as Performance-Based Compensation. The designation of a Covered Employee as a Grantee for a Performance Period shall not in any manner entitle the Grantee to receive an Award for the period. Moreover, designation of a Covered Employee as a Grantee for a particular Performance Period shall not require designation of such Covered Employee as a Grantee in any subsequent Performance Period and designation of one Covered Employee as a Grantee shall not require designation of any other Covered Employees as a Grantee in such period or in any other period.

Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under this Section 10 which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Administrator shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Administrator shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered

Employee, the Administrator shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period. A Grantee shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved.

Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

Performance Bonus Awards. Any Covered Employee selected by the Administrator may be granted one or more Performance-Based Awards in the form of a cash bonus (a “Performance Bonus Award”) payable upon the attainment of Performance Goals that are established by the Administrator and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Administrator.

Adjustments Upon Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, the maximum number of Shares with respect to which Awards may be granted to any Grantee in any calendar year of the Company, as well as any other terms that the Administrator determines require adjustment, shall be equitably adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, combination or reclassification of the Shares, or similar transaction affecting the Shares (including, but not limited to, a change in the Shares or the capitalization of the Company), (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be non-discretionary, and its determination shall be final, binding and conclusive on the Grantee and the Company. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award. Any adjustments to Awards shall be prescribed in a form that meets the requirements of Section 409A and 422 or the Code, and in the case of Awards made to Covered Employees, Section 162(m) of the Code, in each case, to the extent applicable.

Changes in Control.

Treatment of Outstanding Awards. In the event of a Change in Control, the Administrator, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate either by the terms of the Award or by action taken prior to the occurrence of such transaction or event, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or to facilitate the Change in Control:

To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Grantee’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of a Change in

Control the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Grantee’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion;

To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock and/or in the terms and conditions of (including the per Share exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future;

To provide that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement, and in any event in compliance with Section 409A of the Code; and

To provide that the Award cannot vest, be exercised or become payable after such event.

Acceleration of Award in Connection with a Change in Control. Notwithstanding Section 12(a) hereof, and except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company and a Grantee, if a Change in Control occurs and a Grantee’s Awards are not converted, assumed, or replaced by a successor entity or survivor corporation, or a parent or subsidiary thereof, then immediately prior to the Change in Control such Awards shall become fully exercisable, fully vested and all forfeiture restrictions on such Awards shall lapse, as applicable and, in connection with such Change in Control, all such Awards shall terminate and cease to be outstanding; provided, however, that unless the terms of the Award Agreement specify another time of payment that complies with Section 409A of the Code, any amount that becomes payable in connection with the vesting acceleration contemplated under this sentence of an Award that is subject to Section 409A of the Code shall be paid upon vesting to the extent the Change in Control is a “change in control event” within the meaning of Section 409A of the Code and if the Change in Control does not so qualify, the Award shall be paid on the next earliest payment or distribution event specified in the Award Agreement that is permissible under Section 409A of the Code. In addition, unless an Award Agreement or other agreement with a Grantee provides otherwise, where Awards are converted, assumed, or replaced after a Change in Control, the Awards shall become fully exercisable, fully vested and all forfeiture restrictions on such Awards shall lapse, as applicable, upon the termination of the Grantee’s employment or service within twelve (12) months following the effective date of such Change in Control; provided, however, that unless the terms of the Award Agreement specify another time of payment that complies with Section 409A of the Code, any amount that becomes payable in connection with the vesting acceleration contemplated under this sentence of an Award that is subject to Section 409A of the Code shall be paid upon vesting to the extent the termination constitutes a “separation from service” within the meaning of Section 409A of the Code. Upon, or in anticipation of, a Change in Control, the Administrator may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including, but not limited to, the date of such Change in Control, and shall give each Grantee the right to exercise such Awards during a period of time as the Administrator, in its sole and absolute discretion, shall determine. Except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company and a Grantee, to the extent that there are tax consequences to the Grantee as a result of the acceleration or lapsing of forfeiture restrictions upon a Change in Control, the Grantee shall be responsible for payment of such taxes and shall not be compensated for such payment by the Company or a Related Entity.

Effect of Acceleration on Incentive Stock Options. Any Incentive Stock Option accelerated under this Section 12 in connection with a Change in Control shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. To the extent such dollar limitation is exceeded, the excess Options shall be treated as Non-Qualified Stock Options.

Effective Date and Term of Plan. The Plan shall become effective on the date the Plan is approved by the shareholders of the Company (the “Effective Date”), and shall expire on, and no Award may be granted pursuant to the Plan after the tenth anniversary of the Effective Date, except that no Incentive Stock Options may be granted under the Plan after October 6, 2024, the tenth anniversary of the date that the adoption of the Plan was approved by the Board. Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

Amendment, Suspension or Termination of the Plan.

The Board may at any time amend, suspend or terminate the Plan; provided, however, that no such amendment shall be made without the approval of the Company’s shareholders to the extent such approval is required by Applicable Laws. Notwithstanding the foregoing,

No Option or SAR may be amended to reduce the per share exercise price of the Shares subject to such Option or SAR below the per share exercise price as of the date the Option or SAR is granted and,

Except as permitted by Section 12 hereof, and at any time when the then-current Fair Market Value of a Share is less than the Fair Market Value of a Share on the date that an outstanding Option or SAR was granted, such outstanding Option or SAR may not be cancelled or surrendered in exchange for:

(A)	cash,

(B)	an Option or SAR having a per share exercise price that is less than the Fair Market Value of a Share on the date that the original Option or SAR was granted, or

(C)	any other Award.

No Award may be granted during any suspension of the Plan or after termination of the Plan.

No suspension or termination of the Plan (including termination of the Plan under Section 14 hereof) shall adversely affect in any material respect any rights under Awards already granted to a Grantee; provided, however, that any amendment, suspension or termination of the Plan that causes an Incentive Stock Option to be treated as a Non-Qualified Stock Option or that is required or deemed appropriate by the Administer in order to facilitate compliance with Applicable Law or to avoid adverse tax consequences under Section 409A of the Code shall not be treated as adversely affecting the rights of a Grantee.

Reservation of Shares.

The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

The inability or impracticability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be advisable or necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Grantee’s Continuous Service at any time, with or without Cause, and with or without notice. The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee’s Continuous Service has been terminated for Cause for the purposes of this Plan.

No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under ERISA.

Unfunded Obligation. Grantees shall have the status of general unsecured creditors of the Company. Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of ERISA. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

No Share Rights. Except as otherwise provided herein, a Grantee shall have none of the rights of a shareholder with respect to Shares covered by any Award, including the right to vote or receive dividends, until the Grantee becomes the record owner of such Shares, notwithstanding the exercise of an Option or SAR or vesting of an Award.

Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Grantee who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 under the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

Fractional Shares. No fractional Shares shall be issued and the Administrator shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of California, without regard to the principles of conflict of laws of that State.

Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Grantee may be permitted through the use of such an automated system.

Internal Revenue Code Section 409A. Except as provided in Section 26 hereof, to the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted, operated and administered in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, and except as provided in Section 26 hereof, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Award Agreement, adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, including amendments or actions that would result in a reduction to the benefits payable under an Award, in each case, without the consent of the Grantee, that the Administrator determines in its sole discretion are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance, and thereby avoid the application of any penalty taxes under such Section or (c) mitigate any additional tax, interest and/or penalties or other adverse tax consequences that may apply under Section 409A of the Code if compliance is not practicable.

No Representations or Covenants with respect to Tax Exemption or Qualification. Although the Company may endeavor to (1) qualify an Award for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States (e.g., incentive stock options under Section 422 of the Code or French-qualified stock options) or (2) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, anything to the contrary in this Plan, including Section 25 hereof, notwithstanding. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under the Plan. Nothing in this Plan or in an Award Agreement shall provide a basis for any person to take any action against the Company or any Related Entity based on matters covered by Code Section 409A, including the tax treatment of any Awards, and neither the Company nor any Related Entity will have any liability under any circumstances to the Grantee or any other party if the Award that is intended to be exempt from, or compliant with, Code Section 409A, is not so exempt or compliant or for any action taken by the Administrator with respect thereto.

Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Administrator may impose such other clawback, recovery or recoupment provisions on an Award as the Administrator determines necessary or appropriate, including, but not limited to, a reacquisition right in respect of previously acquired Shares or other cash or property upon the occurrence of cause (as determined by the Administrator).

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

 A   Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4.

1.	To elect the following six (6) nominees to serve as members of the Board of Directors of the Company to serve for the ensuing year and until their successors are elected and qualified:

		For	Withhold		For	Withhold		For	Withhold
	01 - Alex Chiming Hui	☐	☐	02 - Chi-Hung (John) Hui, Ph.D.	☐	☐	03 - John C. East	☐	☐

	04 - Hau L. Lee, Ph.D.	☐	☐	05 - Michael J. Sophie	☐	☐	06 - Siu-Weng Simon Wong, Ph.D.	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Approval of the Company’s 2014 Stock Award and Incentive Compensation Plan.	☐	☐	☐	3.	To ratify the appointment of Burr, Pilger & Mayer, Inc. as the independent auditors for the Company for the fiscal year 2015.	☐	☐	☐
4.	Advisory approval of the Company’s executive compensation.	☐	☐	☐	5.	To transact such other business as may properly come before the meeting.

 B    Non-Voting Items

Change of Address — Please print new address below.

 C  Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

Dear Shareholder,

Please take note of the important information enclosed with this proxy card. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then, sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Shareholders on December 4, 2014

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Pericom Semiconductor Corporation

▼PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy — PERICOM SEMICONDUCTOR CORPORATION

1545 BARBER LANE, MILPITAS, CALIFORNIA 95035

Annual Meeting of Shareholders – December 4, 2014
Proxy Solicited on Behalf of the Board of Directors

The undersigned, revoking all prior proxies, hereby appoints Alex Chiming Hui and Chi-Hung (John) Hui, Ph.D. as Proxies, with full power of substitution to each, to vote for and on behalf of the undersigned at the December 4, 2014 Annual Meeting of Shareholders of Pericom Semiconductor Corporation to be held at the Company’s premises, 1545 Barber Lane, Milpitas, California 95035 at 3:00 p.m., California time, and at any adjournment or adjournments thereof. The undersigned hereby directs the said proxies to vote in accordance with their judgment on any matters which may properly come before the Annual Meeting, all as indicated in the Notice of Annual Meeting, receipt of which is hereby acknowledged, and to act on the following matters set forth in such notice as specified by the undersigned.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3 AND 4.

CONTINUED AND TO BE VOTED ON REVERSE SIDE.